WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                         Page
                                                                         ----
Management's Report                                                      F-2

Independent Auditor's Report                                             F-2

Consolidated Statements of Condition                                     F-3

Consolidated Statements of Income                                        F-4

Consolidated Statements of Shareholders' Equity                          F-5

Consolidated Statements of Comprehensive Income                          F-6

Consolidated Statements of Cash Flows                                    F-7

Notes to Consolidated Financial Statements                               F-9

MANAGEMENT'S REPORT
--------------------------------------------------------------------------------

TO OUR SHAREHOLDERS:

The management of Webster is responsible for the integrity and objectivity of the financial and operating information contained in this annual report, including the Consolidated Financial Statements covered by the Independent Auditors' Report. These statements were prepared in conformity with accounting principles generally accepted in the United States of America and include amounts that are based on the best estimates and judgment of management.

Webster has internal controls which provide management with reasonable assurance that transactions are recorded and executed in accordance with its authorizations, that assets are properly safeguarded and accounted for, and that financial records are maintained so as to permit preparation of financial statements in accordance with generally accepted accounting principles. The internal control components include formal procedures, an organizational structure that segregates duties, and a comprehensive program of periodic audits by the internal auditors. Webster has also instituted policies which require employees to maintain the highest level of ethical standards.

In addition, the Audit Committee of the Board of Directors, consisting solely of independent outside directors, meets periodically with management, the internal auditors and the independent auditors to review internal controls, audit results and accounting principles and practices, and annually recommends to the Board of Directors the selection of independent auditors.

/s/ James C. Smith                                    /s/ Peter J. Swiatek

James C. Smith                                        Peter J. Swiatek
Chairman and Chief Executive Officer                  Controller


--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION
WATERBURY, CONNECTICUT

We have audited the accompanying Consolidated Statements of Condition of Webster Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders' Equity and Cash Flows for each of the years in the three-year period ended December 31, 2000. These Consolidated Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the financial position of Webster Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

January 23, 2001
Hartford, Connecticut

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CONDITION

                                                                                                         December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In thousands, except share and per share data)                                                  2000                     1999
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Cash and due from depository institutions                                              $      265,035          $       245,783
Interest-bearing deposits                                                                       1,751                   37,838
Securities: (Note 3 and 9)
   Trading, at fair value                                                                           6                   50,854
   Available for sale, at fair value                                                        3,143,327                2,700,585
Held to maturity, (fair value: $248,215 in 2000; $300,282 in 1999)                            261,747                  315,462
Loans receivable, net (Note 4)                                                              6,819,209                6,022,236
Accrued interest receivable                                                                    69,733                   58,918
Premises and equipment, net (Note 5)                                                           94,263                  103,403
Intangible assets                                                                             326,142                  138,829
Cash surrender value of life insurance                                                        174,295                  148,252
Prepaid expenses and other assets (Note 6)                                                     94,000                  109,584
------------------------------------------------------------------------------------------------------------------------------------
   Total assets                                                                        $   11,249,508          $     9,931,744
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits (Note 7)                                                                      $    6,941,522          $     6,191,091
Federal Home Loan Bank advances (Note 8)                                                    2,380,074                1,714,441
Securities sold under agreement to repurchase and other borrowings (Note 9)                   650,151                1,074,004
Advance payments by borrowers for taxes and insurance                                          39,606                   41,605
Accrued expenses and other liabilities                                                        148,204                   75,359
------------------------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                   $   10,159,557          $     9,096,500
------------------------------------------------------------------------------------------------------------------------------------
Corporation-obligated mandatorily redeemable capital securities
   of subsidiary trusts (Note 18)                                                      $      150,000          $       150,000
Preferred stock of subsidiary corporation (Note 19)                                            49,577                   49,577

SHAREHOLDERS' EQUITY: (NOTE 13)
   Common stock, $.01 par value:
      Authorized -  200,000,000  shares at December 31, 2000 and 1999;
      Issued - 49,502,843 shares at December 31, 2000
       and 45,243,770 shares at December 31,1999                                                  495                      452
   Paid-in capital                                                                            416,334                  301,336
   Retained earnings                                                                          490,078                  400,413
   Less Treasury stock at cost, 563,417 shares at December 31,
   2000 and 140,000 shares at December 31, 1999                                               (13,361)                 (3,274)
   Unearned compensation                                                                       (1,640)                      --
   Less employee stock ownership plan shares purchased with debt                                 (642)                 (1,127)
   Accumulated other comprehensive loss                                                          (890)                (62,133)
------------------------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                                       $      890,374          $       635,667
------------------------------------------------------------------------------------------------------------------------------------
   Commitments and contingencies (Notes 4, 5 and 20)
      Total liabilities and shareholders' equity                                       $   11,249,508          $     9,931,744
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                        Years Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In thousands, except per share data)                                         2000                  1999                  1998
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Loans                                                                 $    518,315          $    435,326          $    430,636
Securities and interest-bearing deposits                                   220,596               210,466               251,601
------------------------------------------------------------------------------------------------------------------------------------
   Total interest income                                                   738,911               645,792               682,237
------------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits (Note 7)                                                          224,294               203,805               241,181
Borrowings                                                                 188,101               138,474               158,445
------------------------------------------------------------------------------------------------------------------------------------
   Total interest expense                                                  412,395               342,279               399,626
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                        326,516               303,513               282,611
Provision for loan losses (Note 4)                                          11,800                 9,000                 8,103
------------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                        314,716               294,513               274,508
------------------------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Fees and service charges                                                    60,059                49,523                37,543
Trust and investment services                                               18,184                10,246                 6,045
Financial advisory services                                                  1,290                    --                    --
Insurance commissions                                                       14,360                 7,167                 3,662
Gain on sale of loans and loan servicing, net                                3,956                 4,434                 5,754
Gain on sale of securities, net (Note 3)                                     8,445                 4,248                17,015
Gain on sale of deposits                                                     4,859                    --                    --
Increase in cash surrender value of life insurance                           8,555                 7,892                 5,607
Other noninterest income                                                     9,113                 9,120                 7,012
------------------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                                128,821                92,630                82,638
------------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSES:
Compensation and benefits                                                  122,257               106,493                92,506
Occupancy expense                                                           24,774                20,892                19,068
Furniture and equipment expense                                             26,302                22,302                19,335
Intangible amortization expense                                             22,400                13,780                10,033
Marketing expense                                                            9,118                 9,584                 7,392
Professional services expense                                                7,399                 9,144                10,257
Acquisition-related expenses (Note 16)                                          --                 9,500                20,993
Capital securities expense (Note 18)                                        14,323                14,645                14,708
Dividends on preferred stock of subsidiary corporation (Note 19)             4,151                 4,151                 4,151
Other operating expenses                                                    36,406                33,970                30,990
------------------------------------------------------------------------------------------------------------------------------------
   Total noninterest expenses                                              267,130               244,461               229,433
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                 176,407               142,682               127,713
Income taxes (Note 12)                                                      58,116                47,332                49,694
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                            $    118,291          $     95,350          $     78,019
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE (NOTE 14):
   Basic                                                              $       2.58          $       2.14          $       1.72
   Diluted                                                                    2.55                  2.10                  1.69
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                               Employee     Accumulated
                                                                                                 Stock         Other
                                                                                               Ownership      Compre-
                                                                                  Unearned    Plan Shares     hensive
                                     Common     Paid-in   Retained    Treasury     Compen-     Purchased      Income
(In thousands, except per share data) Stock     Capital   Earnings      Stock      sation      With Debt      (Loss)       Total
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997          $   450 $   302,469 $   263,947   $    (1,116) $    --    $   (1,971)  $   21,824   $  585,603
------------------------------------------------------------------------------------------------------------------------------------
Net income for 1998                      --          --      78,019            --       --            --           --       78,019
Dividends paid:
$.44 per common share                    --          --      (17,687)          --       --            --           --      (17,687)
Cash dividends declared by
   pooled companies prior
   to mergers                            --          --       (3,371)          --       --            --           --       (3,371)
Allocation of ESOP shares                --         411          --            --       --           632           --        1,043
Exercise of stock options                (1)      7,349          --         3,778       --            --           --       11,126
Common stock repurchased                 --          --          --       (39,873)      --            --           --      (39,873)
Common stock issued in
   consideration for purchase
   acquisitions                          --         185          --         9,083       --            --           --        9,268
Pooling adjustments, net                 (2)     (1,906)         --            --       --            --          133       (1,775)
Net unrealized loss on
   securities available for
   sale, net of taxes                    --          --          --            --       --            --       (1,302)      (1,302)
Adjustment for the effect of
   the change of Eagle's
   fiscal year end                       --          --       4,898            --       --            --           --        4,898
Other, net                               10         282           (1)         214       --            --           --          505
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998          $   457 $   308,790 $   325,805   $   (27,914) $    --    $   (1,339)  $   20,655   $  626,454
------------------------------------------------------------------------------------------------------------------------------------
Net income for 1999                      --          --      95,350            --       --            --           --       95,350
Dividends paid:
   $.47 per common share                 --          --      (17,532)          --       --            --           --      (17,532)
Cash dividends declared by
   pooled companies prior to
   mergers                               --          --       (3,197)          --       --            --           --       (3,197)
Allocation of ESOP shares                --         348          --            --       --           212           --          560
Exercise of stock options                --      (3,130)         --        12,472       --            --           --        9,342
Common stock repurchased                 --          --          --       (72,161)      --            --           --      (72,161)
Common stock issued in
   consideration for purchase
   acquisitions                          (5)     (4,672)         --        84,456       --            --           --       79,779
Net unrealized loss on
   securities available for
   sale, net of taxes                    --          --          --            --       --            --      (82,788)     (82,788)
Other, net                               --          --          (13)        (127)      --            --           --         (140)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999          $   452 $   301,336 $   400,413   $   (3,274)  $    --    $   (1,127)  $  (62,133)  $  635,667
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                               Employee     Accumulated
                                                                                                 Stock         Other
                                                                                               Ownership      Compre-
                                                                                  Unearned    Plan Shares     hensive
                                     Common     Paid-in   Retained    Treasury     Compen-     Purchased      Income
(In thousands, except per share data) Stock     Capital   Earnings      Stock      sation      With Debt      (Loss)       Total
------------------------------------------------------------------------------------------------------------------------------------
Net income for 2000                      --          --     118,291            --         --          --           --      118,291
Dividends paid:
   $.62 per common share                 --          --     (28,645)           --         --          --           --      (28,645)
Allocation of ESOP shares                --         814          --            --         --         485           --        1,299
Exercise of stock options                 9      13,299          --            --         --          --           --       13,308
Common stock repurchased                 --          --          --      (110,797)        --          --           --     (110,797)
Consideration granted for
   purchase acquisitions                 34     104,274          --        99,758         --          --           --      204,066
Restricted stock grants, net
   of amortization                                  (23)        (35)          952     (1,640)         --           --         (746)
Net unrealized gain on
   securities available for
   sale, net of taxes                    --          --          --            --         --          --       61,243       61,243
Common stock retired for
   purchase acquisitions                         (3,603)         --            --         --          --           --       (3,603)
Other, net                               --         237          54            --         --          --           --          291
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000          $   495 $   416,334 $   490,078   $   (13,361) $  (1,640)  $     (642)  $     (890)  $  890,374
------------------------------------------------------------------------------------------------------------------------------------


                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                           Years Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                        2000             1999            1998
--------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                      $  118,291      $    95,350       $  78,019

Other comprehensive income (loss), net of tax
   Unrealized  net holding gain (loss) on securities  available for sale arising during year (net of income tax effect of $44,297, $(54,370),
   and  $6,410 for 2000, 1999 and 1998, respectively)                               67,973          (79,865)          9,407

Reclassification adjustment for net gains included in
   net income (net of income tax effect of $3,315, $1,992
   and $7,206 for 2000, 1999, and 1998, respectively)                               (6,730)          (2,923)        (10,576)
-------------------------------------------------------------------------------------------------------------------------------
Other comprehensive income (loss)                                                   61,243          (82,788)         (1,169)
-------------------------------------------------------------------------------------------------------------------------------
Comprehensive income                                                            $  179,534      $    12,562       $  76,850
-------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                           Years Ended December 31,
----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                     2000            1999             1998
----------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
Net income                                                                    $    118,291    $     95,350    $     78,019
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Provision for loan losses                                                        11,800           9,000           8,103
   Provision for foreclosed property losses                                             --             100             330
   Provision for depreciation on premises and equipment                             20,606          13,190          14,131
   (Accretion) amortization of securities and loan premiums, net                      (457)          4,753           7,371
   Amortization of intangible assets                                                22,400          13,780          10,033
   Amortization of hedging costs, net                                                3,985           4,696           4,669
   Amortization of mortgage servicing rights                                         1,614           1,639           1,303
   Gain on sale of deposits                                                         (4,859)             --              --
   Gain on sale of foreclosed properties, net                                         (906)           (906)           (822)
   Gain on sale of loans and servicing, net                                         (3,956)         (4,434)         (5,754)
   Gain on sale of securities, net                                                 (10,045)         (4,722)        (17,782)
   Losses on trading securities, net                                                 1,600             474             767
   Decrease (increase) in trading securities                                        49,346          39,786          (7,132)
   Loans originated for sale                                                      (187,921)       (221,171)       (106,156)
   Proceeds from sale of loans, originated for sale                                179,591         228,280         111,109
   Other loan sales                                                                     --              --          46,400
   (Increase) decrease in interest receivable                                       (5,072)          3,734          (2,509)
   (Increase) decrease in prepaid expenses and other assets                        (15,411)          3,847          15,430
   Increase (decrease) in interest payable                                           9,294         (12,513)          2,890
   Increase (decrease) in accrued expenses and other liabilities, net               31,194            (334)         (8,006)
   Increase in cash surrender value of life insurance, net                          (7,940)         (7,193)         (5,621)
   Adjustment to conform Eagle's fiscal year end                                        --              --           4,898
----------------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                                    213,154         167,356         151,671
----------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
Purchases of securities, available for sale                                     (1,294,590)     (1,150,893)     (2,501,136)
Purchases of securities, held to maturity                                               --          (1,283)       (152,662)
Principal collected on investment securities                                       293,263         648,648         988,390
Maturities of securities                                                            13,872         446,910         253,893
Proceeds from sales of securities, available for sale                              955,214         513,714       1,527,959
Proceeds from sales of securities, held to maturity                                     --          15,458              --
Decrease (increase) in interest-bearing deposits                                    48,087         (18,654)         76,856
Purchase of loans                                                                       --              --         (66,173)
(Increase) decrease in loans, net                                                 (135,167)       (325,366)         21,395
Proceeds from sale of foreclosed properties                                         10,376          10,081          16,383
Purchases of life insurance, net                                                        --              --        (122,700)
Purchase of premises and equipment, net                                             (6,893)         (16,339)        (22,050)
Net cash received (paid) for purchase acquisitions
   and sale transaction                                                            221,625          16,706             (67)
----------------------------------------------------------------------------------------------------------------------------
   Net cash provided by investing activities                                       105,787         138,982          20,088
----------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
Net decrease in deposits                                                           (79,095)        (405,124)        (98,531)
Repayment of FHLB advances                                                      (3,290,442)      (2,976,192)     (4,425,651)
Proceeds from FHLB advances                                                      3,629,171        2,888,794       4,688,547
Repayment of securities sold under agreement to repurchase
   and other borrowings                                                        (24,620,062)     (47,272,507)    (19,133,606)
Proceeds from securities sold under agreement to repurchase
   and other borrowings                                                         24,195,676       47,567,986      18,858,140
Net proceeds from issuance of capital securities                                         --              --           5,000
Cash dividends to common and preferred shareholders                                (28,645)         (20,729)        (21,058)
Net (decrease) increase in advance payments for taxes and insurance                 (8,803)           6,894           1,629
Exercise of stock options                                                           13,308            9,342          11,126
Common stock repurchased                                                          (110,797)         (72,161)        (39,873)
----------------------------------------------------------------------------------------------------------------------------
   Net cash used by financing activities                                          (299,689)        (273,697)       (154,277)
----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                               Years Ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                      2000             1999             1998
-----------------------------------------------------------------------------------------------------------------------------
Increase in cash and cash equivalents                                                19,252          32,641           17,482
Cash and cash equivalents at beginning of year                                      245,783         213,142          195,660
-----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                      $     265,035    $    245,783    $     213,142
-----------------------------------------------------------------------------------------------------------------------------

                                                                                               Years Ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                     2000             1999             1998
-----------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES:
Income taxes paid                                                             $      49,230    $     50,862    $      39,324
Interest paid                                                                       405,502         353,414          395,806

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Transfer of loans to foreclosed properties                                            7,577           9,022            5,498
Transfer of securities from held to maturity to
   available for sale                                                                    --              --            2,492
-----------------------------------------------------------------------------------------------------------------------------

Assets acquired and liabilities assumed in purchase business combinations and assets sold and liabilities extinguished in sale transaction were as follows:

                                                                                         Twelve Months Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                         2000            1999             1998
------------------------------------------------------------------------------------------------------------------------------------
Fair value of noncash assets acquired in purchase acquisitions                $   1,011,434     $   283,609        $   1,160

Fair value of liabilities assumed in purchase acquisitions                        1,232,409         289,918            1,991

Common stock issued in purchase acquisitions                                        200,463          79,779            9,268

Fair value of net assets sold in sale transaction                                   45,591               --               --

Fair value of liabilities sold in sale transaction                                  35,795               --               --

------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A)  BUSINESS
Webster Financial Corporation ("Webster" or the "Company"), through its subsidiaries, Webster Bank (the "Bank"), Damman Associates, Inc. ("Damman") and Webster D&P Holdings, Inc. ("Duff & Phelps"), delivers financial services to individuals, families and businesses primarily in Connecticut and financial advisory services to public and private companies throughout the United States. Webster provides business and consumer banking, mortgage lending, trust and investment services and insurance services through 114 banking offices and other offices, over 200 ATM's and the internet (www.websterbank.com). Webster's online mortgage subsidiary Nowlending, LLC, at www.nowlending.com originates residential mortgages throughout the United States. Webster Bank was founded in 1935 and converted from a federal mutual to a federal stock institution in 1986.

B)  BASIS OF FINANCIAL STATEMENT PRESENTATION
The Consolidated Financial Statements include the accounts of Webster and its subsidiaries. The Consolidated Financial Statements and notes hereto have been restated to include the accounts of New England Community Bancorp., Inc. ("NECB") acquired on December 1, 1999, as though this pooling of interests merger had occurred at the beginning of the earliest period presented (see Note
2). The number of common shares has been restated for stock dividends and stock splits (see Note 13). The Consolidated Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America and all significant intercompany transactions have been eliminated in consolidation.

The preparation of the Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses for the periods presented. The actual results of Webster could differ from those estimates. Material estimates that are susceptible to near-term changes include the determination of the allowance for loan losses and the valuation allowance for the deferred tax asset.

C)  FORECLOSED PROPERTIES
Foreclosed properties consist of properties acquired through foreclosure or by acceptance of a deed in lieu of foreclosure. These assets are recorded at the lower of fair value of the asset acquired less estimated costs to sell or "cost" (defined as the fair value at initial foreclosure). At the time of foreclosure, or when foreclosure occurs in-substance, the excess, if any, of the loan over fair market value of the assets received, less estimated selling costs, is charged to the allowance for loan losses and any subsequent valuation writedowns are charged to other expense. Operating costs associated with the properties are charged to expense as incurred. Gains on sale of foreclosed properties are included in income when title has passed and the sale has met minimum down payment requirements prescribed by generally accepted accounting principles.

D)  LOANS RECEIVABLE, NET
A significant portion of the Company's loans are secured by real estate in the state of Connecticut. In addition, a substantial portion of foreclosed properties are located in the state of Connecticut. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio, and the recovery of the carrying amount of foreclosed properties are dependent on economic and market conditions in Connecticut.

Loans receivable are stated at the principal amounts outstanding, net of deferred loan fees and/or costs and an allowance for loan losses. Interest on loans is credited to income as earned based on the rate applied to principal amounts outstanding. Loans are placed on nonaccrual status when timely collection of principal and interest in accordance with contractual terms is doubtful. Loans are transferred to a nonaccrual basis generally when principal or interest payments become 90 days delinquent, unless the loan is well secured and in process of collection, or sooner when management concludes circumstances indicate that borrowers may be unable to meet contractual principal or interest payments.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accrual of interest is discontinued if the loan is placed on nonaccrual status. When a loan is transferred to nonaccrual status, unpaid accrued interest is reversed and charged against income. If ultimate repayment of a nonaccrual loan is expected, any payments received are applied in accordance with contractual terms. If ultimate repayment is not expected or management judges it to be prudent, any payment received on a nonaccrual loan is applied to principal until ultimate repayment becomes expected. Loans are removed from nonaccrual status when they become current as to principal and interest or demonstrate a period of performance under contractual terms and, in the opinion of management, are fully collectible as to principal and interest.

Commercial type loans are considered impaired when it is probable that the borrower will not repay the loan according to the original contractual terms of the loan agreement, and all loan types are considered impaired if the loan is restructured in a troubled debt restructuring subsequent to January 1, 1995. Impaired loans included in nonperforming loans generally are nonaccrual commercial type loans, commercial type loans past due 90 days or more and still accruing interest, and all loans restructured in a troubled debt restructuring subsequent to January 1, 1995.

The allowance for loan losses related to impaired loans is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain loans where repayment of the loan is expected to be provided solely by the underlying collateral (collateral dependent loans). The Company considers estimated costs to sell on a discounted basis, when determining the fair value of collateral in the measurement of impairment if these costs are expected to reduce the cash flows available to repay or otherwise satisfy the loans.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Webster's allowance for loan losses. Such agencies may require Webster to recognize additions to the allowance for loan losses based on judgments different from those of management.

Loan origination fees, net of certain direct origination costs and premiums and discounts on loans purchased, are recognized in interest income over the lives of the loans using a method approximating the interest method. Loans held for sale are carried at the lower of cost or fair value in the aggregate as determined by outstanding loan commitments from investors or current market prices for loans with no sale commitments. Net unrealized losses on loans held for sale, if any, are recognized in a valuation allowance by charges to income.

E)  SECURITIES
Securities are classified as either, available for sale, held to maturity or trading. Management determines the appropriate classification of securities at the time of purchase. Securities are classified as held to maturity when the Company has the intent and ability to hold the securities to maturity. Held to maturity securities are stated at amortized cost. Securities classified as trading are carried at fair value, with net unrealized gains and losses recognized currently in income. Securities not classified as held to maturity or trading are classified as available for sale and are stated at fair value. Unrealized gains and losses, net of tax, on available for sale securities are included in accumulated other comprehensive income (loss), net of income taxes - a separate component of shareholders' equity. The value at which held to maturity or available for sale securities are reported are adjusted for amortization of premiums or accretion of discounts over the estimated terms of the securities using a method which approximates the level yield method. Such amortization and accretion is included in interest income from securities. Unrealized losses on securities are charged to earnings when the decline in fair value of a security is judged to be other than temporary. The specific identification method is used to determine realized gains and losses on sales of securities.

F)  INTEREST-RATE INSTRUMENTS
Webster uses derivatives (swaps, caps, floors, futures and options) in connection with its risk management strategies. These products are used to reduce the volatility in earnings and market value arising from mismatches in assets and liabilities during periods of changing interest rates.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Risk management strategies that meet the criteria for hedge accounting treatment are designated as hedges and are accounted for as such. Interest income or expense associated with derivative products are recorded as a component of net interest income. Derivatives that hedge available for sale assets are marked to fair value monthly with adjustments to shareholders' equity as a component of accumulated other comprehensive income (loss), net of income taxes. Premiums paid are amortized as an adjustment to interest income or expense of the asset or liability being hedged. If the derivative is disposed of prior to the end of the hedge period, any gain or loss is realized over the remainder of the period that was being hedged. If the asset or liability is disposed of prior to the end of the period being hedged, the related derivative is marked to fair value, with any gain or loss recognized in current period income as an adjustment to the gain or loss on the disposed asset or liability.

G)  INTEREST-BEARING DEPOSITS
Interest-bearing deposits consist primarily of deposits in the Federal Home Loan Bank ("FHLB") or other short-term investments. These deposits are carried at cost, which approximates market value.

H)  PREMISES AND EQUIPMENT
Premises and equipment are carried at cost, less accumulated depreciation. Depreciation of premises and equipment is accumulated on a straight-line basis over the estimated useful lives of the related assets. Estimated lives are 15 to 40 years for buildings and improvements and 3 to 20 years for furniture, fixtures and equipment. Amortization of leasehold improvements is calculated on a straight-line basis over the terms of the related leases.

Maintenance and repairs are charged to expense as incurred and improvements are capitalized. The cost and accumulated depreciation relating to premises and equipment retired or otherwise disposed of are eliminated and any resulting gains and losses are credited or charged to income.

I)  INTANGIBLE ASSETS
Intangible assets consist of core deposit intangibles and goodwill. Intangible assets equal the excess of the purchase price over the fair value of the tangible net assets acquired in acquisitions accounted for using the purchase method of accounting. The core deposit intangibles are being amortized on a straight-line basis over a period of seven to ten years from the acquisition dates. On a periodic basis, management assesses the recoverability of the core deposit intangibles. Goodwill is being amortized on a straight-line basis over periods up to twenty years from the acquisition dates. The Company also reviews goodwill on a periodic basis for events or changes in circumstances that may indicate that the carrying amount of goodwill may not be recoverable, and impairment is recognized as a charge to income if a permanent loss in value is indicated.

J)  INCOME TAXES
Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance has been provided for a portion of the deferred tax asset that may not be realized. The valuation allowance is adjusted, by a charge or credit to tax expense, as facts and circumstances warrant.

K)  EMPLOYEE RETIREMENT BENEFIT PLANS
The Bank has a noncontributory pension plan covering substantially all employees. Pension costs are accrued in accordance with generally accepted accounting principles and are funded in accordance with the requirements of the Employee Retirement Income Security Act ("ERISA"). The Bank also accrues costs related to post-retirement benefits.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


L)  NET INCOME PER COMMON SHARE
Basic net income per common share is calculated by dividing net income available to common shareholders by the weighted-average number of shares of common stock outstanding. Diluted net income per common share is calculated by dividing adjusted net income by the weighted-average diluted common shares, including the effect of potential common stock. Potential common stock consists of common stock options. Unallocated employee stock ownership plan ("ESOP") shares are not included in the weighted-average number of common shares outstanding for either basic or diluted earnings per share.

M)   STOCK-BASED COMPENSATION
SFAS No. 123, "Accounting for Stock-Based Compensation," encourages all companies to adopt a new fair value based method of accounting for stock-based employee compensation plans. Under the provisions of this statement, Webster has elected to continue to measure compensation for its stock option plans using the accounting method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25") "Accounting for Stock Issued to Employees." Entities electing to continue to follow APB No. 25 must make pro forma disclosures for net income and earnings per share as if the fair value based method of accounting had been applied. See Note 15.

Compensation expense in connection with the Company's ESOP is recorded based on the average market value of the Company's common stock and the number of shares committed to be released.

N)  STATEMENTS OF CASH FLOWS
For the purposes of the Statements of Cash Flows, cash on hand and in banks is reflected as cash and cash equivalents.

O)  LOAN SALES AND SERVICING SALES
Gains or losses on sales of loans are recognized at the time of sale. SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", requires that a mortgage banking entity recognize as a separate asset the value of the right to service mortgage loans for others, regardless of how those servicing rights are acquired. Fair values are estimated considering loan prepayment predictions, historical prepayment rates, interest-rates, and other economic factors. For purposes of impairment evaluation and measurement, Webster stratifies mortgage servicing rights based on predominate risk characteristics of the underlying loans including loan type, interest-rate (fixed or adjustable) and amortization type. To the extent that the carrying value of mortgage servicing rights exceeds fair value by individual stratum, a valuation allowance is established by a charge to earnings. The allowance is adjusted for subsequent changes in fair value. The cost basis of mortgage servicing rights is amortized into noninterest income over the estimated period of servicing revenue.

P)  CASH SURRENDER VALUE OF LIFE INSURANCE
The investment in life insurance represents the cash surrender value of life insurance policies on officers of the Bank. Increases in the cash surrender value are recorded as other noninterest income. Decreases are the result of collection on the policies due to the death of an insured.

Q)  COMPREHENSIVE INCOME
Comprehensive income includes net income and any changes in equity from non-owner sources that bypass the statements of income (such as changes in net unrealized gains and losses on securities available for sale). At the Company, comprehensive income represents net income plus other comprehensive income, which consists of the net change in unrealized gains or losses in securities available for sale, net of income taxes, for the period. Accumulated other comprehensive income represents the net unrealized gains or losses on securities available for sale, net of income taxes, as of the balance sheet dates.

R)  RECLASSIFICATIONS
Certain  financial   statement   balances  as  previously   reported  have  been
reclassified  to  conform  to  the  2000   Consolidated   Financial   Statements
presentation.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2: BUSINESS COMBINATIONS

POOLING OF INTERESTS TRANSACTION

Since January 1, 1999, Webster has completed one acquisition which was accounted for under the pooling of interests method of accounting and includes financial data as if the business combination occurred at the beginning of the earliest period presented.

THE NECB ACQUISITION
On December 1, 1999, Webster acquired New England Community Bancorp., Inc., ("NECB"), a multi-bank holding company headquartered in Windsor, Connecticut. Three of its wholly-owned bank subsidiaries, New England Bank and Trust, Equity Bank and Community Bank, were located in Connecticut and one, Olde Port Bank and Trust, was located in New Hampshire. In connection with the merger with NECB, Webster issued 7,298,788 shares of its common stock for all of the outstanding shares of NECB's common stock. Under the terms of the merger agreement, each outstanding share of NECB's common stock was converted into 1.06 shares of Webster common stock.

PURCHASE TRANSACTIONS

The following acquisitions, effective since January 1, 1999, were accounted for as purchase transactions, and as such, results of operations are included in the Consolidated Financial Statements subsequent to acquisition.

THE DUFF & PHELPS ACQUISITION
In November 2000, Webster, through its newly formed company Duff & Phelps, acquired a 65% interest in Duff & Phelps, LLC, a privately-owned company which has offices in Chicago, New York, Los Angeles, and Raleigh-Durham, NC. Duff & Phelps provides expertise in middle-market mergers and acquisitions, private placements, fairness opinions, valuations, ESOP and ERISA advisory services, and special financial advisory services. Duff & Phelps is expected to add in excess of $20 million of fee-based revenue on an annual basis, and further accelerates progress toward the strategic objective of broadening commercial bank product offerings and increasing revenue from fee-based services.

THE FLEETBOSTON BRANCH ACQUISITION
In August 2000, Webster purchased four Connecticut branches from FleetBoston Financial Corporation that were divested as the result of the Fleet-BankBoston merger. The branches had approximately $138 million in deposit balances at the time of closing and are located in Brookfield, Guilford, Meriden, and Thomaston. The transaction includes the purchase of deposits and loans for individual and small business customers associated with these branches. This transaction strengthened and extended the Bank's retail franchise.

THE MECHANICS ACQUISITION
In June 2000, Webster acquired MECH Financial, Inc. ("Mechanics"), the holding company for Mechanics Savings Bank, in a non taxable, stock-for-stock exchange. Mechanics Savings Bank was a state-chartered, Hartford based savings bank with $1.1 billion in assets and 16 branch offices in the capital region. Based on the terms of the agreement, Mechanics shareholders received 1.52 shares of Webster common stock for each share of Mechanics common stock. The acquisition strengthened Webster's market share in Hartford County, where Webster already ranked second in deposit market share.

THE CHASE BRANCH ACQUISITION
In May 2000, Webster purchased six Connecticut branches from The Chase Manhattan Bank, located in Cheshire, Middlebury, North Haven, Waterbury (2) and Watertown with approximately $135 million in deposit balances. The transaction included the purchase of consumer deposits, small business deposits and loans, and brokerage and custody accounts associated with these branches. This transaction strengthened and extended the Bank's retail franchise.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


THE FOLLIS, WYLIE & LANE ACQUISITION AND THE LEVINE ACQUISITION
Webster also actively engaged during 2000 in building a dynamic statewide insurance operation, purchasing the Louis Levine Agency, Inc. ("Levine") and Follis Wylie & Lane, Inc. ("Follis"). Webster entered the insurance agency business in 1998. Webster Insurance offers a full line of commercial and personal insurance; risk management services; employee benefit plans; life insurance and annuities, and writes in excess of $180 million in annual premiums. In April 2000, Webster through its wholly-owned insurance subsidiary Damman acquired Follis, a privately owned Hamden, Connecticut-based insurance agency. Follis offers a full range of insurance services, including property and casualty, life and health. In February 2000, through Damman, Webster acquired Levine, a privately-owned Waterford and Norwich, Connecticut based insurance agency. Founded in 1928, the company includes three entities: Louis Levine Agency, Inc., Levine Financial Services, Inc. and Retirement Planning Associates, Inc.

THE VILLAGE ACQUISITION
In May 1999, Webster acquired Village Bancorp, Inc. ("Village"), the holding company for The Village Bank & Trust Company in a non taxable, stock-for-stock exchange. Village had approximately $215 million in total assets and $200 million in deposits at six branches.

THE MARITIME ACQUISITION
In April 1999, Webster acquired Maritime Bank & Trust Company ("Maritime"), in a non taxable, stock-for-stock exchange. Maritime had approximately $95 million in total assets and $85 million in deposits at three branches.

THE ACCESS ACQUISITION
In January 1999, Webster completed its acquisition of Access National Mortgage, Inc. ("Access"). Access was founded in 1996 as a privately held Internet-based mortgage lender located in Wilmington, Massachusetts. In October 1999, Access National Mortgage, LLC was renamed Nowlending, LLC. Nowlending, LLC originates mortgages in 47 states.

SALE TRANSACTION

THE OLDE PORT BANK & TRUST BRANCH SALE
On December 29, 2000, Webster completed the sale of its two branches that were located in New Hampshire. The branches were sold to Granite Bank, a New Hampshire state-chartered commercial bank. The branches had approximately $43 million of loans and $39 million of deposits at the date of sale.

PURCHASE TRANSACTIONS SUBSEQUENT TO DECEMBER 31, 2000

THE CENTER CAPITAL ACQUISITION
In March 2001, Webster acquired Center Capital Corporation ("Center Capital"), a privately-owned Farmington, Connecticut-based equipment financing company with assets of $260 million. Center Capital finances commercial and industrial equipment including trucks, tractors, trailers, machine tools and other heavy equipment through leasing programs to customers throughout the United States.

THE MUSANTE REIHL ACQUISITION
In January 2001, through Damman, Webster acquired Musante Reihl Associates ("Musante"), a privately-owned Cheshire, Connecticut based insurance agency. Musante specializes in group benefits, long-term care and life insurance, has seven employees and had revenues of $850,000 in 2000.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3: SECURITIES

A summary of securities follows:

                                                                  December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                    2000                                               1999
-----------------------------------------------------------------------------------------------------------------------------------
                              Amortized          Unrealized         Estimated     Amortized         Unrealized           Estimated
(In thousands)                  Cost           Gains     Losses     Fair Value      Cost          Gains      Losses      Fair Value
-----------------------------------------------------------------------------------------------------------------------------------
TRADING SECURITIES:
Securities (a)               $        6(b)   $    --    $     --    $        6   $   50,854(b)   $    --    $      --    $   50,854
-----------------------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE PORTFOLIO:
U.S. Treasury Notes          $   11,042      $     3    $     --    $   11,045   $   17,070      $    18    $    (233)   $   16,855
U.S. Government Agency           46,246            3        (353)       45,896       92,733           --       (4,338)       88,395
Municipal bonds and notes        34,401          530         (47)       34,884       27,591            3       (1,463)       26,131
Corporate bonds and notes        73,265           --     (15,379)       57,886       75,068           --       (9,895)       65,173
Equity securities (c)           177,061        4,501      (5,877)      175,685      201,352        7,684      (11,060)      197,976
Mortgage-backed
   securities (a)             2,796,365       29,852     (11,571)    2,814,646    2,379,491        6,330      (88,848)    2,296,973
Purchased interest-rate
   contracts  (Note 10)           6,317           --      (3,032)        3,285       10,874           --       (1,792)        9,082
-----------------------------------------------------------------------------------------------------------------------------------
                             $3,144,697      $34,889    $(36,259)   $3,143,327   $2,804,179      $14,035    $(117,629)   $2,700,585
-----------------------------------------------------------------------------------------------------------------------------------
HELD TO MATURITY PORTFOLIO:
U.S. Treasury Notes          $    3,786      $     5    $     (2)        3,789   $   10,396      $    --    $    (112)   $   10,284
U.S. Government Agency               --           --          --            --        1,520           --           (6)        1,514
Municipal bonds and notes        23,267          173         (31)       23,409       24,861           39         (783)       24,117
Corporate bonds and notes       135,404           --     (12,879)      122,525      135,476          405      (12,322)      123,559
Mortgage-backed
   securities (a)                99,290          558      (1,356)       98,492      143,209          544       (2,945)      140,808
-----------------------------------------------------------------------------------------------------------------------------------
                             $  261,747      $   736    $(14,268)   $  248,215   $  315,462      $   988    $ (16,168)   $  300,282
-----------------------------------------------------------------------------------------------------------------------------------
   Total                     $3,406,450      $35,625    $(50,527)   $3,391,548   $3,170,495      $15,023    $(133,797)   $3,051,721
-----------------------------------------------------------------------------------------------------------------------------------

                                                  December 31,
---------------------------------------------------------------------------------
                                                      1998
---------------------------------------------------------------------------------
                                  Amortized        Unrealized          Estimated
(In thousands)                       Cost        Gains     Losses      Fair Value
---------------------------------------------------------------------------------
TRADING SECURITIES:
Securities (a)                  $   91,114(b)   $    --    $     --    $   91,114
---------------------------------------------------------------------------------
AVAILABLE FOR SALE PORTFOLIO:
U.S. Treasury Notes             $   25,617      $   400    $     --    $   26,017
U.S. Government Agency             106,427        1,018        (109)      107,336
Municipal bonds and notes           27,874          776         (29)       28,621
Corporate bonds and notes           92,062          601      (2,178)       90,485
Equity securities (c)              244,670        8,107      (4,763)      248,014
Mortgage-backed
   securities (a)                2,616,695       40,469      (5,299)    2,651,865
Purchased interest-rate
   contracts  (Note 10)             15,985           --      (3,437)       12,548
---------------------------------------------------------------------------------
                                $3,129,330      $51,371    $(15,815)   $3,164,886
---------------------------------------------------------------------------------
HELD TO MATURITY PORTFOLIO:
U.S. Treasury Notes             $    2,955      $    18    $     --    $    2,973
U.S. Government Agency               7,399           24          --         7,423
Municipal bonds and notes           15,339          477          --        15,816
Corporate bonds and notes          151,801        2,631      (1,171)      153,261
Mortgage-backed
   securities (a)                  229,335        2,432      (1,044)      230,723
---------------------------------------------------------------------------------
                                $  406,829      $ 5,582    $ (2,215)   $  410,196
---------------------------------------------------------------------------------
   Total                        $3,627,273      $56,953    $(18,030)   $3,666,196
---------------------------------------------------------------------------------

(a)  Includes mortgage-backed securities,  which are guaranteed by Fannie Mae, Federal Home Loan Mortgage Corporation and Government
     National Mortgage Association and represent  participating  interests in direct pass through pools of mortgage loans originated and serviced by the issuers of the securities, short and long futures positions.

(b)  Stated at fair value, including the effect of short and long futures positions.

(c)  As of December 31, 2000,  the fair value of equity  securities  consisted  of Federal Home Loan Bank  ("FHLB")  stock of $125.3 million, preferred stock of $8.2 million and common stock of $42.2 million. The fair value of equity securities at December 31,
     1999  consisted of FHLB stock of $103.9  million,  mutual funds of $13.6 million,  preferred  stock of $24.3 million and common stock of $56.2 million. As of December 31, 1998, the fair value of equity securities consisted of FHLB stock of $102.5 million, mutual funds of $35.1 million, preferred stock of $45.7 million and common stock of $64.7 million.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A summary of realized gains and losses follows:

                                                             Years ended December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                          2000                              1999                             1998
-----------------------------------------------------------------------------------------------------------------------------------
(In thousands)                 Gains     Losses        Net       Gains     Losses       Net       Gains      Losses         Net
-----------------------------------------------------------------------------------------------------------------------------------
TRADING SECURITIES:
Mortgage-backed securities    $  3,069   $ (2,273)  $   796   $   2,006  $  (5,328)  $ (3,322)  $   4,789  $   (3,548)  $  1,241
Futures and options contracts   10,505    (12,901)  (2,396)      13,107    (10,259)     2,848       8,015     (10,023)    (2,008)
-----------------------------------------------------------------------------------------------------------------------------------
                                13,574    (15,174)  (1,600)      15,113    (15,587)      (474)     12,804     (13,571)      (767)
-----------------------------------------------------------------------------------------------------------------------------------
HELD TO MATURITY:
Corporate debt                      --          --       --          --       (193)      (193)         --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE:
Mortgage-backed securities       2,857       (292)    2,565       2,704       (428)     2,276       7,149        (230)     6,919
U.S. Treasury Notes                 13       (154)    (141)          15         (5)        10           5          --          5
U.S. Government Agencies             5       (849)    (844)          38       (556)      (518)         49          (6)        43
Corporate debt                      --        (71)     (71)         210       (118)        92          --          (6)        (6)
Mutual funds                        --       (640)    (640)         263        (90)       173       1,156          --      1,156
Other equity securities          9,644       (418)    9,226       3,456       (429)     3,027       9,627        (899)     8,728
Other                               --        (50)     (50)          27       (172)      (145)        982         (45)       937
-----------------------------------------------------------------------------------------------------------------------------------
                                12,519     (2,474)   10,045       6,713     (1,798)     4,915      18,968      (1,186)    17,782
-----------------------------------------------------------------------------------------------------------------------------------
     Total                    $ 26,093  $ (17,648)  $ 8,445   $  21,826  $ (17,578)  $  4,248   $  31,772  $  (14,757)  $ 17,015
-----------------------------------------------------------------------------------------------------------------------------------

During the first quarter of 1999, Webster sold $15.5 million of securities classified as held to maturity, which resulted in a loss of $193,000. The securities were sold due to a regulator's request that Webster divest of the holdings as the securities did not meet regulatory guidelines published subsequent to the acquisition of the securities. There were no sales of securities from the held to maturity portfolio for the years ended December 31, 2000 and 1998.

Webster enters into short and long futures and options positions to minimize the price volatility of certain assets held as trading securities and to profit from trading opportunities. At December 31, 2000, Webster had 200 short and 200 long contracts of 10 year Treasury note futures ($20.0 million notional amount for each). At December 31, 1999, Webster had 321 short positions of Eurodollar futures contracts ($321.0 million notional amount) and 310 short contracts of 5 year Treasury note futures ($310 million notional amount). Changes in the market value of futures and options positions are recognized as a gain or loss in the period for which the change occurred. All gains and losses resulting from futures and options positions are reflected in gains (losses) on sale of securities, net in the Consolidated Statements of Income.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following is a summary of the amortized cost, estimated fair value and weighted-average yield (based on amortized cost) of debt securities at December 31, 2000, by contractual maturity. Mortgage-backed securities are included by final contractual maturity. Actual maturities will differ from contractual maturities because certain issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             As of December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                              TRADING SECURITIES                 AVAILABLE FOR SALE                   HELD TO MATURITY
                                               Weighted-                            Weighted-                            Weighted-
                      Amortized    Estimated    average    Amortized   Estimated     average     Amortized   Estimated    average
   (In thousands)        Cost     Fair Value     Yield       Cost      Fair Value     Yield         Cost     Fair Value     Yield
------------------------------------------------------------------------------------------------------------------------------------
Within 1 year          $     6      $     6        --%    $   10,797   $   10,810     5.02%      $   8,458   $    8,433     5.87%
After 1 but within
  5 years                   --           --        --         51,671       52,198     6.41          13,708       13,753     5.97
After 5 but within
  10 years                  --           --        --        466,674      466,346     6.51          28,987       29,032     6.39
After 10 years              --           --        --      2,432,177    2,435,003     6.69         210,594      196,997     7.67
------------------------------------------------------------------------------------------------------------------------------------
                       $     6      $     6        --%    $2,961,319   $2,964,357     6.65%      $ 261,747   $  248,215     7.38%
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2000, the Bank held securities with the following single issuers whose aggregate book value exceeded ten percent of total stockholders' equity, or $89.0 million.

                                                                           At December 31, 2000
---------------------------------------------------------------------------------------------------------
                                                                      Aggregate              Aggregate
       Issuer        (In thousands)                                  Book Value            Market Value
---------------------------------------------------------------------------------------------------------
       FHLB                                                       $      137,482         $      137,353
       FHLMC                                                             887,538                898,567
       FNMA                                                            1,069,875              1,083,103
       GNMA                                                              118,973                120,996
       Nomura Asset Security Corp                                        100,415                100,797

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4: LOANS RECEIVABLE, NET

A summary of loans receivable, net follows:

                                                                                             December 31,
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                           2000                            1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Amount           %              Amount           %
                                                                        ------          ---             ------          ---
MORTGAGE LOANS SECURED BY REAL ESTATE:
   Conventional, VA and FHA                                          $  3,802,169     55.7%         $  3,558,636       59.1%
   Conventional, VA and FHA loans held for sale                            17,730      0.3                 7,022        0.1
   Residential participation                                               28,795      0.4                15,895        0.3
   Residential construction                                               433,489      6.4               427,186        7.1
   Commercial construction                                                 72,216      1.0                45,648        0.8
   Other commercial                                                       791,200     11.6               695,442       11.5
------------------------------------------------------------------------------------------------------------------------------------
                                                                        5,145,599     75.4             4,749,829       78.9
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL LOANS:
   Commercial loans                                                     1,211,011     17.7               918,583       15.3
   Commercial loans held for sale                                           3,410      0.1                    --        0.0
------------------------------------------------------------------------------------------------------------------------------------
                                                                        1,214,421     17.8               918,583       15.3
------------------------------------------------------------------------------------------------------------------------------------
CONSUMER LOANS:
   Home equity loans                                                      605,673      8.9               489,257        8.1
   Other consumer loans                                                    88,229      1.3                46,737        0.8
------------------------------------------------------------------------------------------------------------------------------------
                                                                          693,902     10.2               535,994        8.9
------------------------------------------------------------------------------------------------------------------------------------
GROSS LOANS RECEIVABLE                                                  7,053,922    103.4             6,204,406      103.1
------------------------------------------------------------------------------------------------------------------------------------
   Loans in process                                                     (136,090)     (2.0)             (129,665)      (2.2)
   Allowance for loan losses                                             (90,809)     (1.3)              (72,658)      (1.2)
   (Discounts) premiums on loans purchased and
     acquired, net                                                       (23,217)     (0.3)               10,496        0.2
   Deferred costs, net                                                     15,403      0.2                 9,657        0.1
------------------------------------------------------------------------------------------------------------------------------------
LOANS RECEIVABLE, NET                                                $  6,819,209    100.0%         $  6,022,236      100.0%
------------------------------------------------------------------------------------------------------------------------------------

A detail of the changes in the allowances for loan losses for three years follows:

                                                                                                  December 31,
-------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                        2000             1999            1998
-------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of year                                                  $      72,658    $     65,201    $     71,599
Provisions charged to operations                                                     11,800           9,000           8,103
Allowances from purchase transactions                                                10,980           3,647             --
Reclassification of allowance for segregated asset losses                                --              --           2,623
Charge-offs                                                                         (6,816)          (7,406)        (21,262)
Recoveries                                                                            2,187           2,216           4,138
-------------------------------------------------------------------------------------------------------------------------------
   Balance at end of year                                                     $      90,809    $     72,658    $     65,201
-------------------------------------------------------------------------------------------------------------------------------

At December 31, 2000, Webster had $21.3 million of impaired loans as defined by SFAS No. 114, of which $14.2 million were measured based upon the expected fair value of the underlying collateral and $7.1 million were measured based upon the expected future cash flows of the impaired loans. The $14.2 million of impaired loans have an allowance for loan losses of $1.2 million and $7.1 million of impaired loans had an allowance for loan losses of $146,000. At December 31, 1999, Webster had $8.1 million of impaired loans, of which $4.8 million were measured based upon the fair value of the underlying collateral and $3.3 million were measured based upon the expected future cash flows of the impaired loans. The $4.8 million of impaired loans had an allowance for loan losses of $1.5 million and the $3.3 million

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


of impaired loans had an allowance for loan losses of $291,000. In 2000, 1999 and 1998, the average balance of impaired loans was $16.3 million, $13.1 million and $18.3 million, respectively.

Webster's policy with regard to the recognition of interest income on commercial impaired loans includes an individual assessment of each loan. Interest that is more than 90 days past due is not accrued. When payments on commercial impaired loans are received, interest income is recorded on a cash basis or is applied to principal based on an individual assessment of each loan. Cash basis interest income recognized on commercial impaired loans for the years 2000, 1999 and 1998 amounted to $414,000, $782,000 and $603,000, respectively.

At December 31, 2000 and 1999, the Bank had total troubled debt restructurings of approximately $5.7 million and $5.9 million, respectively. Interest income booked for 2000 under the restructured terms totaled $469,000 as compared to $813,000 that would have been booked had the restructured loans been under their original terms during 2000. Interest income booked for 1999 under the restructured terms totaled $421,000 as compared to $746,000 that would have been booked had the restructured loans been under their original terms during 1999.

Webster's nonaccrual loans totaled $41.0 million and $38.4 million, respectively at December 31, 2000 and 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" Item 7 - "Asset Quality" for further information on nonaccrual loans and delinquencies.

Webster is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and commitments to sell residential first mortgage loans and commercial loans. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized on the Consolidated Statements of Condition.

The estimated fair value of commitments to extend credit is considered insignificant at December 31, 2000 and 1999. Future loan commitments represent residential and commercial mortgage loan commitments, commercial loan commitments, letters of credit, and unused home equity and commercial unused credit lines. Rates for these loans are generally established shortly before closing. The rates on home equity lines of credit generally vary with the prime rate.

As of December 31, 2000 and 1999, residential mortgage commitments totaled $75.3 million and $71.4 million, respectively. Residential commitments outstanding at December 31, 2000 consisted of adjustable-rate and fixed-rate mortgages of $15.6 million and $59.7 million, respectively, at rates ranging from 6.5% to 10.7%. Residential commitments outstanding at December 31, 1999 consisted of adjustable-rate and fixed-rate mortgages of $48.7 million and $22.7 million, respectively, at rates ranging from 5.3% to 11.5%. Commitments to originate loans generally expire within 60 days. In addition, at December 31, 2000 and 1999, there were unused portions of home equity credit lines extended of $471.8 million and $367.3 million, respectively. Unused commercial lines of credit, letters of credit, standby letters of credit and outstanding commercial new loan commitments totaled $823.5 million and $610.6 million at December 31, 2000 and 1999, respectively.

Webster uses forward commitments to sell residential mortgage loans, which are entered into for the purpose of reducing the market risk associated with originating loans held for sale. The types of risk that may arise are from the possible inability of Webster or the other party to fulfill the contracts. At December 31, 2000 and 1999, Webster had forward commitments to sell loans totaling $27.8 million and $7.0 million, respectively, at rates between 6.0% and 8.4%, and 6.5% and 8.8%, respectively. The estimated fair value of commitments to sell loans is considered insignificant at December 31, 2000 and 1999.

At December  31,  2000 and 1999,  Webster  serviced,  for the benefit of others,
mortgage  loans  aggregating   approximately  $1.1  billion  and  $1.3  billion,
respectively.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During 2000 and 1999, Webster capitalized mortgage servicing assets of $652,000 and $801,000, respectively, related to originating loans and selling them with servicing retained. During 2000, Webster sold mortgage servicing rights with a book value of $694,000. Amortization of mortgage servicing rights was $1.6 million for each of the 2000 and 1999 periods.

NOTE 5: PREMISES AND EQUIPMENT, NET

A summary of premises and equipment, net follows:

                                                                                                        December 31,
---------------------------------------------------------------------------------------------------------------------------------
 (In thousands)                                                                                  2000                     1999
---------------------------------------------------------------------------------------------------------------------------------
Land                                                                                     $     13,474             $     15,841
Buildings and improvements                                                                     72,976                   78,392
Leasehold improvements                                                                         14,428                   10,182
Furniture, fixtures and equipment                                                             103,242                   87,240
---------------------------------------------------------------------------------------------------------------------------------
Total premises and equipment                                                                  204,120                  191,655
Accumulated depreciation and amortization                                                    (109,857)                 (88,252)
---------------------------------------------------------------------------------------------------------------------------------
   Premises and equipment, net                                                           $     94,263             $    103,403
---------------------------------------------------------------------------------------------------------------------------------

At December 31, 2000, Webster was obligated under various non-cancelable operating leases for properties used as branch office facilities. The leases contain renewal options and escalation clauses which provide for increased rental expense based primarily upon increases in real estate taxes over a base year. Rental expense under leases was $8.9 million, $7.1 million and $6.3 million in 2000, 1999, and 1998, respectively. Webster is also entitled to rental income under various non-cancelable operating leases for properties owned. Rental income under these leases was $1.3 million, $2.4 million and $3.1 million in 2000, 1999 and 1998, respectively.

The following is a schedule of future minimum rental payments and receipts required under these leases as of December 31, 2000:

 (In thousands)                                                                                   Payments             Receipts
-----------------------------------------------------------------------------------------------------------------------------------
Years ending December 31:
2001                                                                                          $     11,299            $   1,253
2002                                                                                                10,388                  909
2003                                                                                                 9,277                  686
2004                                                                                                 7,521                  438
2005                                                                                                 5,697                  354
Later years                                                                                         38,314                1,075
-----------------------------------------------------------------------------------------------------------------------------------
   Total                                                                                      $     82,496            $   4,715
-----------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6: PREPAID EXPENSES AND OTHER ASSETS

A summary of prepaid expenses and other assets follows:

                                                                                                           December 31,
-----------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                        2000                 1999
-----------------------------------------------------------------------------------------------------------------------------------
Deferred tax asset, net (Note 12)                                                             $     33,917          $    68,744
Venture capital investments                                                                         14,333                3,266
Receivables                                                                                         13,534                7,782
Unsettled securities sales                                                                           8,334                   --
Prepaids                                                                                             6,764                6,166
Mortgage servicing rights, net                                                                       4,962                6,429
Foreclosed properties                                                                                3,295                4,909
Unamortized issuance costs                                                                           3,720                2,994
Income taxes receivable                                                                                104                2,077
Due from FDIC                                                                                           --                  679
Other assets                                                                                         5,037                6,538
-----------------------------------------------------------------------------------------------------------------------------------
   Prepaid expenses and other assets                                                          $     94,000           $  109,584
-----------------------------------------------------------------------------------------------------------------------------------


NOTE 7: DEPOSITS

The following table sets forth the deposit accounts of the Bank in dollar amounts and as percentages of total deposits at the dates indicated.

                                                                  December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                             2000                              1999                             1998
-----------------------------------------------------------------------------------------------------------------------------------
                             Weighted                   % of   Weighted                 % of     Weighted                  % of
                              average                   total   average                 total     average                  total
(Dollars in thousands)         rate         Amount    deposits   rate         Amount  deposits     rate        Amount    deposits
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE BY ACCOUNT TYPE:
Demand deposits                  --%     $   851,071     12.3%     --%    $   675,449     10.9%      --%    $   626,996      9.9%
NOW accounts                    .77          752,600     10.8    1.20         700,243     11.3     1.24         694,074     11.0
Regular savings and money
  market deposit accounts      2.49        1,916,543     27.6    2.56       1,719,562     27.8     2.52       1,582,424     25.1
Time deposits                  5.24        3,421,308     49.3    4.84       3,095,837     50.0     5.07       3,409,480     54.0
-----------------------------------------------------------------------------------------------------------------------------------
      Total                    3.35%     $ 6,941,522    100.0%   3.26%    $ 6,191,091    100.0%    3.53%    $ 6,312,974    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

Interest expense on deposits is summarized as follows:

                                                                                         Years ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                         2000            1999            1998
-----------------------------------------------------------------------------------------------------------------------------
NOW accounts                                                                  $       6,195    $     14,587    $     12,724
Regular savings and money market deposit accounts                                    44,746          34,655          35,935
Time deposits                                                                       173,353         154,563         192,522
-----------------------------------------------------------------------------------------------------------------------------
   Total                                                                      $     224,294    $    203,805    $    241,181
-----------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following table represents the amount of time deposits maturing during the periods indicated:

-----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                                       Totals
-----------------------------------------------------------------------------------------------------------------------------
Maturing:
   January 1, 2001 to December 31, 2001                                                                      $    2,545,806
   January 1, 2002 to December 31, 2002                                                                             680,581
   January 1, 2003 to December 31, 2003                                                                             104,686
   January 1, 2004 to December 31, 2004                                                                              26,542
   January 1, 2005 to December 31, 2005                                                                              36,817
   January 1, 2006 and beyond                                                                                        26,876
-----------------------------------------------------------------------------------------------------------------------------
   Total                                                                                                     $    3,421,308
-----------------------------------------------------------------------------------------------------------------------------

Time deposits of $100,000 or more amounted to $590.1 million and $493.6 million and represented approximately 8.5% and 8.0% of total deposits at December 31, 2000 and 1999, respectively.

The following table represents the amount of time deposits of $100,000 or more maturing during the periods indicated:

----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                                       Totals
----------------------------------------------------------------------------------------------------------------------------
Maturing:
   January 1, 2001 to March 31, 2001                                                                         $      236,928
   April 1, 2001 to June 30, 2001                                                                                   105,962
   July 1, 2001 to December 31, 2001                                                                                102,024
   January 1, 2002 and beyond                                                                                       145,229
----------------------------------------------------------------------------------------------------------------------------
    Total                                                                                                    $      590,143
----------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8: FEDERAL HOME LOAN BANK ADVANCES

Advances payable to the Federal Home Loan Bank are summarized as follows:

                                                                                      December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                        2000                                 1999
-------------------------------------------------------------------------------------------------------------------------------
                                                             Total                                 Total
(In thousands)                                            Outstanding           Callable        Outstanding         Callable
-------------------------------------------------------------------------------------------------------------------------------
FIXED RATE:
   4.75% to 6.68% due in 2000                          $           --      $          --      $     833,860     $           --
   5.39% to 8.20% due in 2001                               1,377,405                 --            230,413                 --
   6.30% to 6.87% due in 2002                                  52,250                 --              2,250                 --
   5.78% to 6.67% due in 2003                                 214,350                 --             31,462             25,000
   6.78% due in 2004                                              438                 --            200,540            200,000
   5.91% to 6.25% due in 2005                                 103,571            100,000             14,296             10,000
   5.97% to 6.31% due in 2006                                   3,054                 --            307,520            304,000
   5.92% to 6.98% due in 2007                                 502,443            500,000              2,520                 --
   4.49% to 5.93% due in 2008                                  30,128             27,000              3,461                 --
   5.50% due in 2009                                            5,000              5,000              5,000              5,000
   8.44% due in 2010                                              564                 --                602                 --
   6.60% due in 2011                                            2,364                 --              2,517                 --
   5.49% due in 2013                                           10,000             10,000                 --                 --
-------------------------------------------------------------------------------------------------------------------------------
                                                       $    2,301,567      $     642,000      $   1,634,441     $      544,000
-------------------------------------------------------------------------------------------------------------------------------
VARIABLE RATE:
   6.81% due in 2004                                           80,000                 --             80,000                 --
-------------------------------------------------------------------------------------------------------------------------------
Total                                                  $    2,381,567      $     642,000      $   1,714,441     $      544,000
-------------------------------------------------------------------------------------------------------------------------------
   Unamortized discount on FHLB advances                      (1,493)                 --                 --                 --
-------------------------------------------------------------------------------------------------------------------------------
Total Federal Home Loan Bank advances, net             $    2,380,074      $     642,000      $   1,714,441     $      544,000
-------------------------------------------------------------------------------------------------------------------------------

The Bank had additional borrowing capacity of approximately $2.0 billion from the FHLB at December 31, 2000 and $1.4 billion at December 31, 1999. Advances are secured by a blanket security agreement. This agreement requires the Bank to maintain as collateral certain qualifying assets, principally mortgage loans and securities. At December 31, 2000, the callable advances had call dates ranging from October 3, 2000 to April 26, 2005. At December 31, 2000 and 1999, the Bank was in compliance with the FHLB collateral requirements.

The unamortized discount on FHLB advances at December 31, 2000, is a result of the Mechanics purchase acquisition in June 2000. The remaining balance of $1.5 million is scheduled to be amortized over a remaining life of 2 years.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9: SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE AND OTHER BORROWINGS

The following table summarizes securities sold under agreement to repurchase and other borrowings:

                                                                                                         December 31,
------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                       2000              1999
------------------------------------------------------------------------------------------------------------------------------
Securities sold under agreement to repurchase                                             $      489,434(a)    $    943,801(a)
Senior notes                                                                                      126,000            40,000
Treasury tax and loan                                                                              32,918            41,187
Note payable                                                                                        1,000                --
Lines of credit                                                                                       442            39,000
ESOP borrowings                                                                                       357               766
Federal funds purchased                                                                                --             9,250
-----------------------------------------------------------------------------------------------------------------------------
   Total (b)                                                                              $       650,151      $  1,074,004
-----------------------------------------------------------------------------------------------------------------------------

(a)  Of the $489.4  million of securities  sold under  agreements to  repurchase  at December 31, 2000,  none were  structured to be callable by the broker. Of the $943.8 million of securities sold under agreements to repurchase at December 31, 1999,
     $75.0 million were structured so that the broker had the option to call the agreements in mid-2000.
(b)  The weighted-average rates on these borrowings were 6.42% and 5.69% at December 31, 2000 and 1999, respectively.

During  2000  and  1999,   securities   sold  under   agreements  to  repurchase
("repurchase agreements") were the primary source of borrowed funds with the exception of FHLB advances (see Note 8). The average balance and weighted-average rate for repurchase agreements were $822.9 million and 5.83% for 2000 as compared to $786.5 million and 5.14% for 1999. Repurchase agreements had an average balance that was 30% or more of the Bank's total equity at the end of the 2000 and 1999 periods. Repurchase agreements were primarily collateralized by U. S. Government agency mortgage-backed securities. The collateral for these repurchase agreements, related to Webster's funding operations, are delivered to broker/dealers. Repurchase agreements with broker/dealers are limited to primary dealers in government securities. Webster also enters into repurchase agreement transactions directly with commercial and municipal customers through its treasury sales desk.

Information concerning repurchase agreements as of the end of the current period is presented below:

(Dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Weighted-      Weighted-
                                 Balance at                 Book Value          Market Value        Average        Average
Original maturity             December 31, 2000           of Collateral         of Collateral        Rate         Maturity
------------------------------------------------------------------------------------------------------------------------------
Up to 30 days                   $   344,304                $    344,589         $    344,445        5.60%         4.2 days
31 to 90 days                         2,440                       2,447                2,481        5.43          2.0 months
Over 90 days                        142,690                     149,508              148,381        6.39          3.2 months
------------------------------------------------------------------------------------------------------------------------------
Totals                          $   489,434                $    496,544         $    495,307        5.83%         1.9 months
------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following table sets forth certain information concerning short-term borrowings under repurchase agreements at the dates and for the years indicated:

                                                                                                  December 31,
-----------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                 2000            1999            1998
-----------------------------------------------------------------------------------------------------------------------------
Average amount outstanding during the period                                 $      822,855   $     786,536   $     953,789
Amount outstanding at end of period                                                 489,434         861,160         620,034
Highest month end balance                                                         1,094,493         938,285       1,222,750
Weighted-average interest rate at end of period                                        5.83%           5.49%           5.00%
Weighted-average interest rate during the period                                       5.96%           5.14%           5.06%

During 2000 and 1999, Webster also borrowed under lines of credit with correspondent banks and purchased federal funds, which are unsecured overnight loans with banks. The Employee Stock Ownership Plan ("ESOP") loan borrowing is from a correspondent bank at a floating rate based on the correspondent bank's base (prime) rate and the interest rates at December 31, 2000 and 1999 were 9.50% and 8.50%, respectively. In January 2001, the remaining principal on the ESOP borrowings was paid. Interest was paid quarterly and the borrowings were guaranteed and secured by unallocated shares of Webster common stock under the ESOP Plan.

In November 2000, Webster completed a private placement of $126.0 million of 8.72% unsecured Senior Notes due in 2007 (the "Senior Notes"). The net proceeds from the note placement were generated for general corporate purposes. The Senior Notes outstanding as of December 31, 1999, in the amount of $40.0 million at 8.75%, originated from a 1993 offering that matured on June 30, 2000.

A note payable of $1.0 million at a fixed rate of 7.00% to Phoenix Duff & Phelps was acquired as a result of the purchase acquisition of Duff & Phelps. The note will mature June 30, 2001. Interest on the note is payable quarterly.


NOTE 10: INTEREST-RATE FINANCIAL INSTRUMENTS

Webster employs as part of its asset/liability management strategy various interest-rate contracts including short and long futures and options positions, interest-rate swaps and interest-rate caps and floors. See Note 3 for disclosures on futures positions. Webster uses financial instruments to hedge mismatches in maturities to reduce exposure to movements in interest rates. These interest-rate financial instruments involve, to varying degrees, credit risk and market risk. Credit risk is the possibility that a loss may occur if a counterparty to a transaction fails to perform according to the terms of the contract. Market risk is the effect of a change in interest rates on the value of the financial instrument. The notional amount of interest-rate financial instruments is the amount upon which interest and other payments under the contract are based. For interest-rate financial instruments, the notional amount is not exchanged and therefore, the notional amounts should not be taken as a measure of credit or market risk.

Fair value, which approximates the cost to replace the contract at current market rates, is generally representative of market risk. Credit risk related to the interest-rate swaps, interest-rate caps and floors at December 31, 2000 is not considered to be significant due to counterparty ratings. In the event of a default by a counterparty, the cost to Webster, if any, would be the replacement cost of the contract at the current market rate.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Interest-rate financial instruments are summarized as follows:

                                                                     December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                        2000                                            1999
--------------------------------------------------------------------------------------------------------------------------------
                                     Notional           Fair         Amortized        Notional          Fair         Amortized
 (In thousands)                       Amount            Value          Cost            Amount           Value          Cost
--------------------------------------------------------------------------------------------------------------------------------
Swap agreements                     $  25,000       $       (7)    $       --        $   25,000     $  (1,226)      $       --
Floor agreements                      500,000               --            159           500,000           137            2,154
Cap agreements                        260,000            3,292          6,158           410,000         8,945            8,720
--------------------------------------------------------------------------------------------------------------------------------
   Total                            $ 785,000       $    3,285     $    6,317        $  935,000     $   7,856       $   10,874
--------------------------------------------------------------------------------------------------------------------------------

Interest-rate swap agreements involve the exchange of fixed and variable interest payments based upon notional amounts paid to a maturity date. At December 31, 2000 and 1999, Webster had one interest-rate swap agreement, hedging $25.0 million of brokered certificates of deposit, in which Webster receives a fixed rate of 6.65% and pays a variable rate based on Libor. For the years ended December 31, 2000, 1999 and 1998, net income recorded on the deposit swap was $57,000, $360,000 and $263,000, respectively.

Interest-rate cap agreements will result in cash payments to be received by Webster only if index rates rise above a predetermined rate. At December 31, 2000 and 1999, Webster had three outstanding cap agreements with notional amounts of $260.0 million related to the available for sale securities portfolio with interest-rate caps ranging from 6.00% to 7.00%. At December 31, 2000, this portfolio had $6.2 million of unamortized interest-rate cap balances and during the 2000 period amortized $2.0 million as a reduction of interest income. Similarly, interest-rate floor agreements will result in cash payments to be received by Webster only if current interest rates fall below a predetermined strike. At December 31, 2000, Webster had two outstanding interest-rate floor agreements with notional amounts of $500.0 million and interest-rate floors of 5.25% and 5.75%. At December 31, 2000, Webster had $159,000 of unamortized floor expense and during the 2000 period amortized $2.0 million as a reduction of available for sale interest income. The premium paid for caps and floors is amortized over the life of the contract.

At December 31, 1999, Webster had five outstanding cap agreements with notional amounts of $410.0 million related to the available for sale securities portfolio with interest-rate caps ranging from 6.00% to 9.00%. At December 31, 1999, this portfolio had $8.7 million of unamortized interest-rate cap balances and during the 1999 period amortized $2.7 million as a reduction of interest income. At December 31, 1999, Webster had two outstanding interest-rate floor agreements with notional amounts of $500.0 million and interest-rate floors of 5.25% and 5.75%. At December 31, 1999, Webster had $2.2 million of unamortized floor expense and during the 1999 period amortized $2.0 million as a reduction of available for sale interest income.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11: SUMMARY OF ESTIMATED FAIR VALUES

A summary of estimated fair values consisted of the following:

                                                                                      December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                       2000                                 1999
-------------------------------------------------------------------------------------------------------------------------------
                                                             Carrying          Estimated           Carrying          Estimated
(In thousands)                                                 Amount         Fair Value             Amount         Fair Value
-------------------------------------------------------------------------------------------------------------------------------
ASSETS:
   Cash and due from depository institutions           $      265,035      $     265,035      $     245,783     $      245,783
   Interest-bearing deposits                                    1,751              1,751             37,838             37,838
   Securities                                               3,401,795          3,388,263          3,057,819          3,042,639
   Residential loans                                        4,146,780          4,193,086          3,898,943          3,869,912
   Consumer loans                                              89,514             90,490             47,064             47,520
   Home equity loans                                          609,293            615,163            492,684            492,106
   Commercial loans                                         2,064,431          2,069,604          1,656,203          1,599,584
   Allowance for loan losses                                  (90,809)           (90,809)           (72,658)           (72,658)
   Interest-rate contracts                                      3,285              3,285              9,082              9,082

LIABILITIES:
   Deposits other than time deposits                   $    3,520,214      $   3,520,214      $   3,095,254     $    3,095,254
   Time deposits                                            3,421,308          3,419,898          3,095,837          3,115,113
   Escrow                                                      39,606             39,254             41,605             39,652
   FHLB advances and other borrowings                       3,030,225          3,054,731          2,788,445          2,778,170
   Capital securities and preferred stock
     of subsidiary corp.                                      199,577            208,271            199,577            194,344

The carrying amounts for interest-bearing deposits other than time deposits approximate fair value since they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of securities (see Note 3) is estimated based on prices or quotations received from third parties or pricing services. The fair value of interest-rate contracts was based on the amount Webster could receive or pay to terminate the agreements. FHLB stock has no active market and is required to be held by member banks. The estimated fair value of FHLB stock equals the carrying amount.

In estimating the fair value of loans, portfolios with similar financial characteristics were classified by type. Loans were segmented into four generic types: residential, consumer, home equity and commercial. Residential loans were further segmented into 15 and 30 year fixed-rate contractual maturities, with the remaining classified as variable-rate loans. The fair value of each category is calculated by discounting scheduled cash flows through estimated maturity using market discount rates. Adjustments were made to reflect credit and rate risks inherent in the portfolio.

The estimated fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, regular savings, NOW accounts and money market accounts, is equal to the amount payable on demand. The estimated fair values of time deposits, FHLB advances, other borrowings, capital securities and preferred stock of subsidiary corporation were calculated using the discounted cash flow method. The discount rate for time deposits is based on a spread over Libor and the discount rates for FHLB advances and securities sold under agreements to repurchase is based on Libor rates that coincide with the remaining maturities. The discount rate used for the senior notes was calculated using a spread over treasury notes consistent with the spread used to price the Senior Notes at their inception. The discount rates used for the capital securities and preferred stock of subsidiary corporation liabilities were calculated using a spread over Libor that coincides with the remaining maturities.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


one  time  Webster's  entire  holdings  or any  part of a  particular  financial instrument. Because no market exists for a significant portion of Webster's financial instruments, fair value estimates are based on judgements regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These factors are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Change in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, Webster has a substantial trust and investment management operation that contributes net fee income annually. The trust and investment operation is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities include the benefits resulting from the low-cost funding of deposit liabilities as compared to the cost of borrowing funds in the market, and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimate of fair value.


NOTE 12: INCOME TAXES

Income taxes in the Consolidated Statements of Income comprises the following:

                                                                                        Years ended December 31,
------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                         2000            1999            1998
------------------------------------------------------------------------------------------------------------------------------
CURRENT:
   Federal                                                                      $    54,720     $    49,740      $   35,788
   State                                                                                100             494           1,821
------------------------------------------------------------------------------------------------------------------------------
                                                                                     54,820          50,234          37,609
------------------------------------------------------------------------------------------------------------------------------
DEFERRED:
   Federal                                                                            3,296          (2,902)           1,104
   State                                                                                 --              --           10,981
------------------------------------------------------------------------------------------------------------------------------
                                                                                      3,296          (2,902)          12,085
------------------------------------------------------------------------------------------------------------------------------
TOTAL:
   Federal                                                                           58,016          46,838          36,892
   State                                                                                100             494          12,802
------------------------------------------------------------------------------------------------------------------------------
                                                                                $    58,116     $    47,332      $   49,694
------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Income tax expense of $58.1 million, $47.3 million, and $49.7 million for the years ended December 31, 2000, 1999 and 1998, respectively, differed from the amounts computed by applying the federal income tax rate of 35% in 2000, 1999 and 1998 to pre-tax income as a result of the following:

                                                                                         Years ended December 31,
------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                         2000            1999            1998
------------------------------------------------------------------------------------------------------------------------------
Computed "expected" tax expense                                                 $    61,742     $    49,939      $   44,699
Increase (decrease) in income taxes resulting from:
   Dividends received deduction                                                        (566)         (1,091)           (756)
   State income taxes, net of federal income tax benefit
    including change in state valuation allowance and tax rate                           64             321           8,241
   Tax exempt interest                                                                 (822)           (853)           (178)
   Goodwill                                                                           2,536           1,158             459
   Acquisition-related expenses                                                          --             781           1,520
   Increase in cash surrender value of life insurance                                (3,372)         (2,762)         (1,963)
   Other, net                                                                        (1,466)           (161)         (2,328)
------------------------------------------------------------------------------------------------------------------------------
   Income taxes                                                                 $    58,116     $    47,332      $   49,694
------------------------------------------------------------------------------------------------------------------------------

At December 31, 2000, Webster had a net deferred tax asset of $33.9 million. In order to fully realize the net deferred tax asset, Webster must either generate future taxable income or incur tax losses to carry back. Based on Webster's historical and current taxable earnings, management believes that Webster will realize the net deferred tax asset. There can be no assurance, however, that Webster will generate taxable earnings or a specific level of continuing taxable earnings in the future.

Federal net operating loss carryforwards ("NOL's") total $2.1 million, expiring in various tax years through 2011. State NOL's total $99.9 million ($33.5 million expiring in 2004, and $66.4 million in 2020). A 100% valuation allowance has been applied to the state NOL's because Webster does not expect any state taxable income for the foreseeable future.

A deferred tax valuation allowance has been established for the state portion of temporary differences that may not be realized due to having no expected state taxable income for the foreseeable future.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2000 and 1999 are presented below.

                                                                                                            December 31,
---------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                        2000                 1999
---------------------------------------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
   Loan loss allowances and other allowances, net                                              $    35,214            $  28,808
   Loan discount                                                                                    12,720                   --
   Accrued compensation and pensions                                                                 6,076                6,557
   Deferred expenses                                                                                 1,779                3,061
   Unrealized loss on securities                                                                       546               41,463
   Intangibles                                                                                       7,329                6,946
   Net operating loss carryforwards                                                                  5,632                1,696
   Other                                                                                             2,450                2,007
---------------------------------------------------------------------------------------------------------------------------------
   Total gross deferred tax assets                                                                  71,746               90,538
   Less state valuation allowance, net of federal benefit                                           (9,332)              (4,329)
---------------------------------------------------------------------------------------------------------------------------------
   Deferred tax asset after valuation allowance                                                     62,414               86,209
---------------------------------------------------------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
   Loan premium                                                                                      4,685                3,777
   Intangibles                                                                                      18,563                9,177
   Accrued dividends                                                                                 1,064                  809
   Mortgage servicing rights                                                                           863                1,127
   Other                                                                                             3,322                2,575
---------------------------------------------------------------------------------------------------------------------------------
   Total gross deferred tax liabilities                                                             28,497               17,465
---------------------------------------------------------------------------------------------------------------------------------
      Net deferred tax asset                                                                   $    33,917            $  68,744
---------------------------------------------------------------------------------------------------------------------------------


NOTE 13: SHAREHOLDERS' EQUITY

Applicable OTS regulations require federal savings banks such as the Bank, to satisfy certain minimum capital requirements, including a leverage capital requirement (expressed as a ratio of core or Tier 1 capital to adjusted total assets) and risk-based capital requirements (expressed as a ratio of core or Tier 1 capital and total capital to total risk-weighted assets). As an OTS regulated institution, the Bank is also subject to a minimum tangible capital requirement (expressed as a ratio of tangible capital to adjusted total assets). At December 31, 2000 and 1999, the Bank exceeded all OTS regulatory capital requirements and met the FDIC requirements for a "well capitalized" institution. In order to be considered "well capitalized" a depository institution must have a ratio of Tier 1 capital to adjusted total assets of 5%, a ratio of Tier 1 capital to risk-weighted assets of 6% and a ratio of total capital to risk-weighted assets of 10%. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Webster's Consolidated Financial Statements. Webster's capital amounts and classifications are also subject to qualitative judgments by the OTS about components, risk weightings, and other factors. At December 31, 2000 and 1999, the Bank was in full compliance with all applicable capital requirements detailed as below:

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                     OTS Minimum
                                                   Actual                       Capital Requirements         Well Capitalized
(Dollars in thousands)                             Amount        Ratio          Amount        Ratio         Amount        Ratio
----------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 2000
Total capital (to risk-weighted assets)         $   773,773      11.45%       $   540,672      8.00%      $   675,839    10.00%
Tier 1 capital (to risk-weighted assets)            698,234      10.20            270,336      4.00           405,504     6.00
Tier 1 capital (to adjusted total assets)           698,234       6.39            431,200      4.00           539,000     5.00
Tangible capital (to adjusted total assets)         686,166       6.37            217,388      2.00            No Requirement

AT DECEMBER 31, 1999
Total capital (to risk-weighted assets)         $   727,399      12.30%       $   473,243      8.00%      $   591,554    10.00%
Tier 1 capital (to risk-weighted assets)            656,561      11.10            236,621      4.00           354,932     6.00
Tier 1 capital (to adjusted total assets)           656,561       6.73            390,374      4.00           487,967     5.00
Tangible capital (to adjusted total assets)         652,439       6.69            195,104      2.00            No Requirement

Regulatory rules currently impose limitations on all capital distributions by savings institutions, including dividends, stock repurchases and cash-out mergers. Under current OTS capital distribution regulations, as long as the Bank meets the OTS capital requirements before and after the payment of dividends and meets the standards for expedited treatment of applications (including having certain regulatory composite, compliance and Community Reinvestment Act ratings), the Bank may pay dividends to Webster without prior OTS approval equal to the net income to date over the calendar year, plus retained net income over the preceding two years. In addition, the OTS has the discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds, and must be given 30 days advance notice of all capital distributions during which time it may object to any proposed distribution. The Bank has paid dividends to Webster amounting to $133.6 million, and $60.8 million for 2000 and 1999, respectively.

At the time of the respective conversions of the Bank and certain predecessors from mutual to stock form, each institution established a liquidation account for the benefit of eligible depositors who continue to maintain their deposit accounts after conversion. In the event of a complete liquidation of the Bank, each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account. The Bank may not declare or pay a cash dividend on or repurchase any of its capital stock if the effect thereof would cause its regulatory capital to be reduced below applicable regulatory capital requirements or the amount required for its liquidation accounts.

Retained earnings at December 31, 2000 and 1999 included $50.0 million and $41.0 million of earnings of the Bank appropriated to bad debt reserves (pre-1988), respectively, which were deducted for federal income tax purposes. Tax law changes were enacted in August 1996 to eliminate the "thrift bad debt" method of calculating bad debt deductions for tax years after 1995 and to impose a requirement to recapture into taxable income (over a six-year period) all bad debt reserves accumulated after 1987. Since Webster previously recorded a deferred tax liability with respect to these post-1987 reserves, its total income tax expense for financial reporting purposes is not affected by the recapture requirement. The tax law changes also provide that taxes associated with the recapture of pre-1988 bad debt reserves would become payable under more limited circumstances than under prior law. Under the tax laws, as amended, events that would result in recapture of the pre-1988 bad debt reserves include stock and cash distributions to the holding company from the Bank in excess of specified amounts. Webster does not expect such reserves to be recaptured into taxable income.

On April 6, 1998, Webster's common stock split two-for-one; the stock split was effected in the form of a stock dividend. Basic and diluted common shares have been restated for all periods presented as if the stock split took place at the beginning of the earliest period shown. Also, shareholders' equity accounts for all periods presented have been restated to give retroactive recognition of the stock split.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 1996, Webster's Board of Directors adopted a stockholders' rights plan in which preferred stock purchase rights have been granted as a dividend at the rate of one right for each share of common stock held of record as of the close of business on February 16, 1996. The plan is designed to protect all Webster shareholders against hostile acquirers who may seek to take advantage of Webster and its shareholders through coercive or unfair tactics aimed at gaining control of Webster without paying all shareholders a fair price. Each right initially would entitle the holder thereof to purchase under certain circumstances one 1/1,000th of a share of a new Series C Preferred Stock at an exercise price of $100 per share. The rights will expire in February 2006. The rights will be exercisable only if a person or group in the future becomes the beneficial owner of 15% or more of the common stock, or announces a tender or exchange offer which would result in its ownership of 15% or more of the common stock, or if the Board declares any person or group to be an "adverse person" upon a determination that such person or group has acquired beneficial ownership of 10% or more and that such ownership is not in the best interests of the company.

The Bank has an ESOP that invests in Webster common stock as discussed in Notes 9 and 15 to the Consolidated Financial Statements. Webster has secured and guaranteed the ESOP debt. The cost of unallocated shares held under the ESOP represents unearned compensation expense, and is recorded as a reduction of shareholders' equity. Both the loan obligation and the unearned compensation expense are reduced for any loan repayments made by the ESOP. Principal repayments totaled $409,575 and $601,275 during the years ended December 31, 2000 and 1999, respectively.

During 2000, Webster repurchased a total of 4,952,814 shares of its common stock. The majority of the shares repurchased were the result of a purchase plan in connection with the Mechanics acquisition. The Mechanics acquisition closed during the second quarter of 2000. In connection with the Follis, Wylie & Lane purchase acquisition that closed during the second quarter of 2000, 5,000 shares of common stock were repurchased. In connection with the Levine purchase acquisition that closed during the first quarter of 2000, 44,900 shares of common stock were repurchased.

During 2000, the 1992 Stock Option Plan was amended to permit grants of restricted stock. The amendment was approved at the Annual Shareholders meeting held April 27, 2000. For the 2000 and 1999 year periods, there were a total of 92,717 shares of restricted common stock granted to senior management. The fair value of the restricted stock grants is measured on the grant date and the related unearned compensation cost is amortized over the respective vesting periods.

NOTE 14: NET INCOME PER COMMON SHARE

The following tables reconcile the components of basic and diluted earnings per share.

                                                                                    Year ended December 31,
------------------------------------------------------------------------------------------------------------------------------
(In thousands, except share data)                                                 2000               1999              1998
------------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE:
Net income                                                               $     118,291    $        95,350    $       78,019
------------------------------------------------------------------------------------------------------------------------------
Weighted-average common shares outstanding                                  45,910,447         44,553,859        45,275,165
------------------------------------------------------------------------------------------------------------------------------
Basic earnings per share                                                 $        2.58    $          2.14    $         1.72
------------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE:
Net income                                                               $     118,291    $        95,350    $       78,019
------------------------------------------------------------------------------------------------------------------------------
Weighted-average common shares outstanding                                  45,910,447         44,553,859        45,275,165
Dilutive potential common stock:
   Options                                                                     517,060            839,629           842,376
Total weighted-average diluted shares                                       46,427,507         45,393,488        46,117,541
------------------------------------------------------------------------------------------------------------------------------
Diluted earnings per share                                               $        2.55    $          2.10    $         1.69
------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


At December 31, 2000, 1999 and 1998, options to purchase 1,156,469,  711,097 and
664,423 shares of common stock at exercise prices from $23.25 to $35.38, $28.25 to $35.38 and $31.75 to $35.38, respectively, were not considered in the computation of diluted potential common stock since the options' exercise prices were greater than the average market price of Webster common stock for 2000, 1999 and 1998, respectively.


NOTE 15: EMPLOYEE BENEFIT AND STOCK OPTION PLANS

The Bank has an employee investment plan under section 401(k) of the Internal Revenue Code. Under the savings plan, the Bank will match $.50 for every $1.00 of the employee's contribution up to 6% of the employee's annual compensation. Operations were charged with $1.9 million, $1.6 million and $1.5 million for the years ended December 31, 2000, 1999 and 1998, respectively, for employer matching contributions to the investment plan.

The Bank's ESOP, which is noncontributory by employees, is designed to invest in Webster common stock on behalf of eligible employees of the Bank who meet certain minimum age and service requirements. The Bank may make contributions to the ESOP in such amounts as the Board of Directors may determine on an annual basis. To the extent that the Bank's contributions are used to repay the ESOP loan, Webster common stock is allocated to the accounts of participants in the ESOP. Stock and other amounts allocated to a participant's account become fully vested after the participant has completed five years of participation service under the ESOP. At December 31, 2000, there were 61,900 unallocated shares of Webster common stock in the ESOP with 34,314 shares scheduled for release in early 2001.

Subsequent to the release, 27,586 unallocated shares will remain in the ESOP for future distributions. At December 31, 2000, the unallocated shares in the ESOP had an aggregate market value of approximately $1.8 million. Operations were charged with $1.4 million, $727,000 and $1.2 million for the year ended December 31, 2000, 1999 and 1998, respectively, for costs related to the ESOP. The 2000 ESOP charge includes $1.3 million of compensation expense and $59,000 of administrative costs. For the 2000 year period, all interest payments due on the ESOP loan principal balance were offset by dividend payments received on the unallocated shares.

The Bank established an Employee Stock Purchase Plan ("ESPP") in April 2000. The ESPP is governed by Section 423 of the Internal Revenue Code of 1986, as amended, and administered by Webster's stock transfer agent. The ESPP provides eligible employees the opportunity to invest up to 10% of their base compensation to purchase Webster common stock at a discounted price. During 2000, participants in the ESPP were able to purchase Webster common stock at 85% of the fair market value at the lower of the market price on either the first or last day of each offering period.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Bank maintains a noncontributory pension plan for employees who meet certain minimum service and age requirements. Pension benefits are based upon earnings of covered employees during the period of credited service. The following tables set forth changes in benefit obligation, changes in plan assets and the funded status of the Bank's pension plan and amounts recognized in Webster's Consolidated Statements of Condition at December 31, 2000 and 1999.

                                                                                                            December 31,
----------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                        2000                 1999
----------------------------------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION:
   Projected benefit obligation-beginning of year                                              $    25,973            $  26,751
   Service cost                                                                                      3,488                3,053
   Interest cost                                                                                     2,006                1,741
   Actuarial liability loss (gain)                                                                   1,935               (3,328)
   Benefits paid and administrative expenses                                                        (1,304)              (2,244)
----------------------------------------------------------------------------------------------------------------------------------
   Projected benefit obligation-end of year                                                    $    32,098           $   25,973
----------------------------------------------------------------------------------------------------------------------------------
CHANGE IN PLAN ASSETS:
   Plan assets at fair value-beginning of year                                                 $    27,365            $  26,601
   Actual return on plan assets                                                                        161                1,608
   Employer contributions                                                                            4,789                1,400
   Benefits paid and administrative expenses                                                        (1,304)              (2,244)
----------------------------------------------------------------------------------------------------------------------------------
   Plan assets at fair value-end of year                                                       $    31,011            $  27,365
----------------------------------------------------------------------------------------------------------------------------------
   Funded status under (over)                                                                        1,087               (1,392)
   Unrecognized prior service cost                                                                   1,055                1,131
   Unrecognized net (loss) gain                                                                     (1,320)               2,887
   Unrecognized transition obligation (asset)                                                           95                  104
----------------------------------------------------------------------------------------------------------------------------------
Accrued pension benefit cost liability                                                         $       917            $   2,730
----------------------------------------------------------------------------------------------------------------------------------

The pension plan held in its asset portfolio 62,000 shares of Webster common stock as of December 31, 2000 and 1999. The Webster shares had an approximate market value of $1.8 million and $1.5 million at December 31, 2000 and 1999, respectively.

The discount rate, the rate of increase of future compensation levels and the expected long-term rate of return on assets used in determining the actuarial present value of the projected benefit obligation were 7.25%, 5.00% and 9.00%, respectively, for 2000 and 1999.

Net pension expense for 2000, 1999 and 1998 included the following components.

                                                                                         Years ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                         2000            1999            1998
-----------------------------------------------------------------------------------------------------------------------------
Service cost-benefits earned during the period                                  $     3,488     $     3,053      $    2,257
Interest cost on projected benefit obligations                                        2,006           1,741           1,536
Expected return on plan assets                                                       (2,432)         (2,412)         (2,242)
Amortization of prior service cost and transition obligation                            (85)            (83)           (630)
-----------------------------------------------------------------------------------------------------------------------------
   Total                                                                        $     2,977     $     2,299      $      921
------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Bank also provides other post-retirement benefits to certain retired employees. The following tables set forth the changes in benefit obligation and the funded status of the plan at December 31, 2000 and 1999:

                                                                                                          December 31,
---------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                        2000               1999
---------------------------------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION:
   Accumulated post-retirement benefit
     obligation-beginning of year                                                              $     3,034           $  3,743
   Interest cost                                                                                       210                202
   Actuarial gain                                                                                     (443)              (711)
   Benefits paid                                                                                      (274)              (200)
   Plan amendments                                                                                     960                 --
--------------------------------------------------------------------------------------------------------------------------------
   Accumulated post-retirement benefit obligation-end of year                                  $     3,487           $  3,034
--------------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets                                                                               --                 --
--------------------------------------------------------------------------------------------------------------------------------
Funded status                                                                                  $     3,487           $  3,034
Unrecognized prior service cost                                                                       (929)                --
Unrecognized net gain                                                                                  757                352
--------------------------------------------------------------------------------------------------------------------------------
Accumulated post-retirement benefit cost liability                                             $     3,315           $  3,386
--------------------------------------------------------------------------------------------------------------------------------

The discount rate used in determining the accumulated post-retirement benefit obligation of 2000 and 1999 was 7.25%. The assumed healthcare cost-trend rate is 6.00% for 2000, decreasing 0.50% per year to 5.00% for 2002 and thereafter. An increase of 1.00% in the assumed healthcare cost-trend rate would increase net periodic post-retirement benefit cost by $15,000 and increase the accumulated benefit obligation by $228,000. A decrease of 1.00% in the assumed healthcare cost trend rate would decrease net periodic post-retirement cost by $14,000 and decrease the accumulated benefit obligation by $200,000.

The components of post-retirement benefits cost were as follows:

                                                                                    Years ended December 31,
------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                         2000            1999            1998
------------------------------------------------------------------------------------------------------------------------------
Service cost                                                                    $       --      $        --      $       11
Interest cost                                                                          210              202             277
Amortization of prior service cost and
   net (gains) losses recognized                                                        (7)              --             112
------------------------------------------------------------------------------------------------------------------------------
Net periodic post-retirement benefit cost                                       $      203     $        202      $      400
------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Webster maintains stock option plans (the "Option Plans") for the benefit of its directors and officers. Webster applies the provisions of APB Opinion No. 25 and related interpretations in accounting for the fixed stock option plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans in the Consolidated Statements of Income. Had compensation cost for Webster's stock option based compensation plans been determined consistent with SFAS No. 123 and recorded in the Consolidated Statements of Income, Webster's net income and earnings per share would have been reduced to the pro forma amounts indicated as follows:

                                                                                             Years ended December 31,
------------------------------------------------------------------------------------------------------------------------------
        (Dollars in thousands, except per share data)                                  2000            1999            1998
------------------------------------------------------------------------------------------------------------------------------
NET INCOME:
   As reported                                                                  $   118,291     $    95,350      $   78,019
   Pro forma                                                                        116,212          93,981          74,005
------------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE:
   As reported                                                                  $      2.58     $      2.14      $     1.72
   Pro forma                                                                           2.53            2.11            1.63
------------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE:
   As reported                                                                  $      2.55     $      2.10      $     1.69
   Pro forma                                                                           2.50            2.07            1.60
------------------------------------------------------------------------------------------------------------------------------

The fair value of each option is estimated on the grant date using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions used for grants issued during 2000: expected option term of 9.0 years, expected dividend yield of 2.35%, expected volatility of 39.02%, expected forfeiture rate of 2.00%, and weighted risk-free interest rate of 6.76%. The weighted-average assumptions used for grants issued during 1999 were: 9.0 years, 2.35%, 33.94%, 2.00% and 5.89%, respectively; and for 1998 were 8.7 years,
1.70%, 31.19%, 2.13% and 4.96%, respectively.

A summary of the status of the fixed stock option plans at December 31, 2000, 1999 and 1998 and changes during the years then ended is presented below:

                                                          2000                      1999                        1998
-------------------------------------------------------------------------------------------------------------------------------
                                                              Weighted-                 Weighted-                   Weighted-
                                                                Average                   Average                     Average
                                                               Exercise                  Exercise                    Exercise
                                                    Shares        Price       Shares        Price        Shares         Price
-------------------------------------------------------------------------------------------------------------------------------
Options outstanding at beginning of year         2,924,905    $  19.00    3,036,414     $   17.30     3,174,383    $    13.23
Granted                                            686,193       22.81      340,147         25.56       627,350         31.92
Options issued in connection with
   purchase acquisitions                           399,249       13.43      136,166          7.98            --            --
Exercised                                         (866,483)      12.02     (577,355)        11.51      (714,330)        11.63
Forfeited/canceled                                 (47,577)      20.37      (10,467)        21.37       (50,989)        23.47
-------------------------------------------------------------------------------------------------------------------------------
Options outstanding at end of year               3,096,287    $  21.14    2,924,905     $   19.00     3,036,414    $    17.30
-------------------------------------------------------------------------------------------------------------------------------
Options exercisable at year end                  1,971,224                2,176,068                   2,148,197
Weighted-average per share fair value
   of options granted during the year                         $   9.85                  $    9.87                  $    12.30
-------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following table summarizes information about Webster's fixed stock option plans by price range for options outstanding and exercisable at December 31, 2000:

                                                         Options Outstanding                  Options Exercisable
--------------------------------------------------------------------------------------------------------------------------
                                                 Weighted-Average        Weighted-                            Weighted-
                                                        Remaining          Average                              Average
                                     Number      Contractual Life         Exercise                Number       Exercise
Range of Exercise Prices        Outstanding            (in years)            Price           Exercisable          Price
--------------------------------------------------------------------------------------------------------------------------
$   3.55 - $  7.08                  122,445                1.1           $   5.32               122,445       $    5.32
$   7.09 - $ 10.61                  433,866                3.5               9.52               433,866            9.52
$  10.62 - $ 14.15                  368,276                4.6              12.23               368,276           12.23
$  14.16 - $ 17.69                   95,258                6.5              16.58                86,860           16.61
$  17.70 - $ 21.23                  268,214                6.2              18.95               260,714           18.91
$  21.24 - $ 24.76                  916,150                9.5              23.22                39,335           22.91
$  24.77 - $ 28.30                  182,971                8.0              26.48                15,521           26.34
$  28.31 - $ 31.84                  240,107                7.2              31.27               212,207           31.49
$  31.85 - $ 35.38                  469,000                7.4              33.77               432,000           33.80
--------------------------------------------------------------------------------------------------------------------------
                                  3,096,287                6.9           $  21.14             1,971,224       $   19.40
--------------------------------------------------------------------------------------------------------------------------

Webster had nine active fixed stock option plans at December 31, 2000. Seven of the option plans were acquired through the Mechanic's, NECB, Village, Maritime, Eagle, People's and Derby acquisitions. The acquired plans had options outstanding of 500,271 at December 31, 2000. Webster's 1992 Stock Option Plan was amended in 2000 to permit grants of restricted stock and has been amended at various times since its inception. Webster also has two restricted stock plans consisting of a First Amended and Restated Directors Retainer Fees Plan, which was established in 1996, and a Restricted Stock Plan, which was established in 1992. Under this Plan, 605 shares were issued to each of the thirteen directors of Webster during 2000. The cost of the restricted shares was measured as of the grant date using the fair market value of Webster's stock as of the grant date. During 2000 and 1999, there were a total of 92,717 restricted common shares granted to senior management under the 1992 Stock Option Plan. There were 39,093 and 15,908 restricted common shares granted during 1999 and 1997 under the 1992 Restricted Stock Plan and no restricted shares granted during 1998. The cost of all restricted shares is amortized to compensation expense over the service or vesting period and such expense is reflected in Webster's Consolidated Statements of Income.

NOTE 16: ACQUISITION-RELATED EXPENSES

A summary of acquisition-related expenses follows:

                                                                                           Years ended December 31,
-----------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                         2000            1999            1998
-----------------------------------------------------------------------------------------------------------------------------
Eagle                                                                           $        --     $        --      $   17,400
OPBT                                                                                     --              --             207
BSW                                                                                      --              --           3,386
NECB                                                                                     --           9,500              --
-----------------------------------------------------------------------------------------------------------------------------
   Total                                                                        $        --     $     9,500      $   20,993
-----------------------------------------------------------------------------------------------------------------------------

Webster did not record any accrued liabilities for expenses related to acquisitions accounted for under the pooling of interests method of accounting during 2000. Webster recorded $9.5 million of expenses in connection with the acquisition of NECB, which was completed on December 1, 1999. In 1998, Webster recorded approximately $17.4 million of expenses in connection with the acquisition of Eagle, which was completed on April 15, 1998. Webster also recorded in 1998 expenses of $3.4 million and $207,000 in connection with the acquisitions of BSW, which was completed on August 14, 1998, and OPBT, which was completed on August 10, 1998.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following table presents a summary of the acquisition-related accrued liabilities:

(In thousands)                                                                   Derby     People's    Eagle      NECB       Total
-----------------------------------------------------------------------------------------------------------------------------------
Balance of acquisition-related accrued liabilities at December 31, 1998         $ 3,800    $ 1,600    $ 1,400    $    --    $ 6,800
-----------------------------------------------------------------------------------------------------------------------------------
Additions/provisions                                                                 --         --         --      9,500      9,500
Payments and charges against the liabilities:
   Compensation (severance and related costs)                                        --         --         --     (3,000)    (3,000)
   Data processing contract termination                                            (700)        --         --       (400)    (1,100)
   Transaction costs (includes investment bankers, attorneys & accountants)          --         --        (50)    (1,300)    (1,350)
   Writedown of fixed assets and facilities costs                                  (100)    (1,100)      (400)      (700)    (2,300)
   Acquisition-related miscellaneous expenses                                        --       (100)      (175)      (800)    (1,075)
-----------------------------------------------------------------------------------------------------------------------------------
Balance of acquisition-related accrued liabilities at December 31, 1999         $ 3,000    $   400    $   775    $ 3,300    $ 7,475
-----------------------------------------------------------------------------------------------------------------------------------
Payments and charges against the liabilities:
   Data processing contract termination                                            (689)        --         --         --       (689)
   Transaction costs (includes investment bankers, attorneys & accountants)          --         --         --       (193)      (193)
   Writedown of fixed assets and facilities costs                                (1,764)      (205)      (462)      (238)    (2,669)
   Acquisition-related miscellaneous expenses (a)                                    --         --        (22)    (1,202)    (1,224)
-----------------------------------------------------------------------------------------------------------------------------------
Balance of acquisition-related accrued liabilities at December 31, 2000         $   547    $   195    $   291    $ 1,667    $ 2,700
-----------------------------------------------------------------------------------------------------------------------------------

The remaining total accrued liability of $2.7 million at December 31, 2000 includes $2.4 million in reserves for remaining lease payments and other expenses of closed facilities. Disposition efforts for these closed facilities are ongoing. The remaining $300,000 is for data processing contracts which will expire in mid 2001.

NOTE 17: BUSINESS SEGMENTS

Webster has three segments for purposes of business segment reporting. These segments include retail banking, business banking and treasury. The organizational hierarchies that define the business segments are periodically reviewed and revised. Results may be restated, when necessary, to reflect changes in the organizational structure. The following table presents the statement of operations and total assets for Webster's reportable segments.

Operating income and total assets by business segment are as follows:

YEAR ENDED DECEMBER 31, 2000
------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)                                  RETAIL BANKING     BUSINESS BANKING        TREASURY            TOTAL SEGMENTS
------------------------------------------------------------------------------------------------------------------------------
Net interest income                              $  257,400           $   51,702         $   17,414            $   326,516
Provision for loan losses                             2,423                9,377                 --                 11,800
------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision                 254,977               42,325             17,414                314,716
Noninterest income                                   89,988               15,462             23,371                128,821
Noninterest expense                                 202,654               34,900             11,102                248,656
------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                          142,311               22,887             29,683                194,881
Income taxes                                         46,899                7,537              9,767                 64,203
------------------------------------------------------------------------------------------------------------------------------
Net income after taxes                           $   95,412           $   15,350         $   19,916            $   130,678
------------------------------------------------------------------------------------------------------------------------------
Total assets at period end                       $5,641,529           $1,682,209         $3,925,770            $11,249,508

YEAR ENDED DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)                                  RETAIL BANKING     BUSINESS BANKING        TREASURY            TOTAL SEGMENTS
------------------------------------------------------------------------------------------------------------------------------
Net interest income                              $  240,202           $   49,596         $   13,715             $  303,513
Provision for loan losses                             5,109                3,891                 --                  9,000
------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision                 235,093               45,705             13,715                294,513
Noninterest income                                   60,585               15,132             16,913                 92,630
Noninterest expense                                 169,785               33,016             13,364                216,165
------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                          125,893               27,821             17,264                170,978
Income taxes                                         41,760                9,236              5,727                 56,723
------------------------------------------------------------------------------------------------------------------------------
Net income after taxes                           $   84,133           $   18,585         $   11,537             $  114,255
------------------------------------------------------------------------------------------------------------------------------
Total  assets at period end                      $5,123,912           $1,316,305         $3,491,527             $9,931,744

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The retail banking segment includes investment and insurance services, consumer lending and the Bank's deposit generation and direct banking activities, which include the operation of automated teller machines and telebanking customer support,  sales and small  business  banking.  The retail  banking  segment also includes the Bank's investment in residential real estate loan origination, servicing, secondary marketing activities and Webster Investment Services. The business banking segment includes the Bank's investment in commercial and industrial loans and commercial real estate loans. The business banking segment also includes business deposits, cash management activities for business banking, government finance and all trust activities including Webster Financial Advisors. The treasury segment includes the Bank's investment in assets and liabilities managed by Treasury and includes interest-bearing deposits, investment securities, Federal Home Loan Bank advances, repurchase agreements and other borrowings.

During 2000, as part of the management reorganization, Webster consolidated its consumer banking and mortgage lending segments and investment and insurance services which was previously included within the "all other" segment category, into one segment called retail banking. The trust function and government finance activities that were previously included within the "all other" segment category were transferred into the business segment.

During 1999, Webster changed its internal funds transfer pricing methodology, which charges or credits for the source or use of funds. This change effected net interest income for all reported segments for 1999 and thereafter. As a result of this change in methodology, there was an increase in interest income allocated to retail banking and an increase in interest expense allocated to treasury. The allocations are subject to periodic adjustment as the internal management accounting system is revised and business or product lines within the segments change. Also, because the development and application of these methodologies is a dynamic process, the financial results presented may be periodically revised.

Management allocates indirect expenses to its business segments. These expenses include administration, finance, operations and other support related functions. Net income (loss) after income taxes for the segments do not include certain income and expense categories that aggregate to net expenses of $12.8 million for the year ended December 31, 2000 and $18.9 million for the year ended
December 31, 1999, that do not directly relate to segments. On a before tax basis, the net expenses were $18.5 million for the year ended December 31, 2000 and $28.3 million for the year ended December 31, 1999. The major categories not included in the segments for the year ended December 31, 2000, were (on a before tax basis) $14.3 million of capital securities expense, $4.2 million of dividend expense on the preferred stock of subsidiary corporation. For the year ended December 31, 1999, the major categories not included in the segments were (on a before tax basis) $14.6 million of capital securities expense, $4.2 million of dividend expense on preferred stock of subsidiary corporation and $9.5 million of acquisition-related expense.


NOTE 18: CAPITAL SECURITIES OF SUBSIDIARY TRUSTS

During 1997, Webster formed a statutory business trust, Webster Capital Trust I ("Trust I"), of which Webster owns all of the common stock. Trust I exists for the sole purpose of issuing trust securities and investing the proceeds in an equivalent amount of subordinated debentures of the Corporation. On January 31, 1997, Trust I completed a $100.0 million underwritten public offering of 9.36% Corporation-Obligated Mandatorily Redeemable Capital Securities of Webster Capital Trust I ("capital securities"). The sole asset of Trust I is the $100.0 million of Webster's 9.36% junior subordinated deferrable interest debentures due in 2027 ("subordinated debt securities"), purchased by Trust I on January 30, 1997.

On April 1, 1997, Eagle Financial Capital Trust I, subsequently renamed Webster Capital Trust II ("Trust II"), completed a $50.0 million private placement of 10.00% capital securities. Proceeds from the issue were invested by Trust II in junior subordinated deferrable debentures issued by Eagle due in 2027. These debentures represent the sole assets of Trust II.

Total expenses for Trusts I and II were $14.3 million, $14.6 million and $14.7 million for 2000, 1999 and 1998 respectively, inclusive of issuance cost amortization. The expense associated with Trust I and Trust II is tax deductible.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Webster organized Webster Capital Trust III in June 1999 and to date the trust has not been capitalized. Webster Capital Trust III was established for the sole purpose of issuing trust securities and investing the proceeds in an equivalent amount of subordinated debentures of Webster.

The subordinated debt securities are unsecured obligations of Webster and are subordinate and junior in right of payment to all present and future senior indebtedness of Webster. Webster has entered into a guarantee, which together with Webster's obligations under the subordinated debt securities and the declaration of trust governing Trust I and Trust II, including its obligations to pay costs, expenses, debts and liabilities (other than trust securities), provides a full and unconditional guarantee of amounts on the capital securities. The capital securities qualify as Tier I capital under regulatory definitions.


NOTE 19: PREFERRED STOCK OF SUBSIDIARY CORPORATION

The Bank formed and incorporated Webster Preferred Capital Corporation ("WPCC") in March 1997. WPCC was formed to provide a cost-effective means of raising funds, including capital, on a consolidated basis for the Bank. WPCC's strategy is to acquire, hold and manage real estate mortgage assets.

In December 1997, WPCC raised $50.0 million in a public offering in which $40.0 million was issued as Series A 7.375% cumulative redeemable preferred stock and $10.0 million was issued as Series B 8.625% cumulative redeemable preferred stock that is quoted under NASDAQ listing (WBSTP). All of WPCC's common stock is owned by the Bank. Dividend expense on the preferred stock for 2000, 1999 and 1998, inclusive of issuance cost amortization, was $12.6 million. The preferred shares are not exchangeable into common stock or any other securities of the Bank or Webster, and will not constitute regulatory capital of either the Bank or Webster. The $40.0 million issued as Series A 7.375% cumulative redeemable preferred stock was redeemed in January 2001.


NOTE 20: LEGAL PROCEEDINGS

Webster is party to various legal proceedings normally incident to the kind of business conducted. Management believes that no material liability will result from such proceedings.

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 21: PARENT COMPANY CONDENSED FINANCIAL INFORMATION

The Statements of Condition for 2000 and 1999 and the Statements of Income and Cash Flows for the three-year period ended December 31, 2000 (parent only) are presented below.

STATEMENTS OF CONDITION
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                           December 31,
                                                                                             ------------------------------------
(In thousands)                                                                                    2000                 1999
---------------------------------------------------------------------------------------------------------------------------------
ASSETS:
   Cash and due from depository institutions                                                  $         55           $    7,032
   Interest-bearing deposits                                                                        40,321                  300
   Securities available for sale                                                                    95,031              118,584
   Investment in subsidiaries                                                                    1,014,678              732,085
   Due from subsidiaries                                                                               108                    2
   Accrued interest receivable                                                                       1,304                1,263
   Venture capital investments                                                                      14,333                3,266
   Deferred tax asset                                                                                5,241                4,419
   Unamortized issuance costs                                                                        3,720                2,994
   Other assets                                                                                         56                   --
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                                            $  1,174,847           $  869,945
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY:
   Senior notes                                                                               $    126,000           $   40,000
   Lines of credit                                                                                      --               39,000
   ESOP borrowings                                                                                     357                  766
   Due to subsidiaries                                                                                 104                   36
   Other liabilities                                                                                 8,012                4,476
   Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts            150,000              150,000
   Shareholders' equity                                                                            890,374              635,667
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $  1,174,847           $  869,945
---------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


STATEMENTS OF INCOME

                                                                                              Years ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                      2000                  1999                1998
------------------------------------------------------------------------------------------------------------------------------------
Dividends from subsidiary                                                         $ 133,552            $  50,806           $  80,776
Interest on securities                                                                7,535                8,088               5,750
Gain on sale of securities                                                            8,293                1,834               8,039
Other noninterest income                                                                  1                    1                  24
Interest expense on borrowings                                                        7,383                5,541               5,018
Capital securities expense                                                           14,323               14,645              14,708
Other noninterest expenses                                                            4,701                7,304               7,104
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes and equity
   in undistributed earnings of subsidiaries                                        122,974               33,239              67,759
Income tax benefit                                                                    4,335                6,524               3,856
------------------------------------------------------------------------------------------------------------------------------------
Income before equity in undistributed
   earnings of subsidiaries                                                         127,309               39,763              71,615
Equity in undistributed earnings of subsidiaries                                     (9,018)              55,587               6,404
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                        $ 118,291            $  95,350           $  78,019
------------------------------------------------------------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Years ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                        2000                1999               1998
------------------------------------------------------------------------------------------------------------------------------------
Operating activities:
   Net income                                                                       $ 118,291          $  95,350          $  78,019
   Increase in interest receivable                                                        (41)               (72)              (940)
   (Increase) decrease in other assets                                                (10,356)            (1,500)            11,428
   Gain on sale of securities                                                          (8,293)            (1,834)            (8,039)
   Equity in undistributed earnings of subsidiaries                                     9,018            (55,587)            (6,404)
   Increase (decrease) in other liabilities                                             3,500             (2,557)            (3,036)
   Other, net                                                                              --              1,080              1,038
------------------------------------------------------------------------------------------------------------------------------------
   Net cash provided by operating activities                                          112,119             34,880             72,066
------------------------------------------------------------------------------------------------------------------------------------
Investing activities:
   Purchases of securities available for sale                                        (354,560)          (132,824)          (265,132)
   Sales and maturities of securities available for sale                              382,742            148,852            176,688
   (Increase) decrease in interest-bearing deposits                                   (40,021)               435              2,158
   Net cash paid for purchase acquisitions                                            (27,187)                --                 --
   Other, net                                                                              --               (183)            (1,265)
   Distribution from bank subsidiary                                                     (527)            10,000             50,000
------------------------------------------------------------------------------------------------------------------------------------
   Net cash (used) provided by investing activities                                   (39,553)            26,280            (37,551)
------------------------------------------------------------------------------------------------------------------------------------
Financing activities:
   Repayment of borrowings                                                           (856,649)          (151,607)           (85,611)
   Proceeds from borrowings                                                           903,240            180,006             95,000
   Net proceeds from issuance of capital securities                                        --                 --              4,846
   Exercise of stock options                                                           13,308              9,342             10,816
   Cash dividends to shareholders                                                     (28,645)           (20,729)           (20,848)
   Common stock repurchases                                                          (110,797)           (72,161)           (39,861)
------------------------------------------------------------------------------------------------------------------------------------
   Net cash used by financing activities                                              (79,543)           (55,149)           (35,658)
------------------------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                                       (6,977)             6,011             (1,143)
Cash and cash equivalents at beginning of year                                          7,032              1,021              2,164
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                            $      55          $   7,032          $   1,021
------------------------------------------------------------------------------------------------------------------------------------

                 WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 22:  SELECTED QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

Selected quarterly data for 2000 and 1999 follows:

                                                                                 First         Second         Third        Fourth
(In thousands, except per share data)                                           Quarter        Quarter       Quarter       Quarter
------------------------------------------------------------------------------------------------------------------------------------
2000:
Interest income                                                                 $ 169,643     $ 174,946     $ 197,600      $ 196,722
Interest expense                                                                   93,371        95,915       111,790        111,319
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                                76,272        79,031        85,810         85,403
Provision for loan losses                                                           2,200         3,200         3,200          3,200
Gain on sale of loans, loan servicing and securities, net                           3,657         3,244         4,431          1,069
Gain on sale of deposits                                                               --            --            --          4,859
Other noninterest income                                                           23,928        27,419        28,738         31,476
Noninterest expenses                                                               61,549        64,604        68,601         72,376
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                         40,108        41,890        47,178         47,231
Income taxes                                                                       13,297        13,783        15,595         15,441
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                      $  26,811     $  28,107     $  31,583      $  31,790
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE:
Basic                                                                           $    0.61     $    0.66     $    0.65      $    0.65
------------------------------------------------------------------------------------------------------------------------------------
Diluted                                                                              0.61          0.66          0.64           0.64
------------------------------------------------------------------------------------------------------------------------------------

1999:
Interest income                                                                 $ 160,026     $ 159,813     $ 162,179      $ 163,774
Interest expense                                                                   87,340        83,372        84,331         87,236
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                                72,686        76,441        77,848         76,538
Provision for loan losses                                                           2,165         2,268         2,245          2,322
Gain (loss) on sale of loans, loan servicing and securities, net                    3,444         3,572          (499)         2,165
Other noninterest income                                                           18,132        18,998        22,402         24,416
Noninterest expenses                                                               55,646        58,272        59,136         71,407
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                         36,451        38,471        38,370         29,390
Income taxes                                                                       12,478        13,121        11,973          9,760
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                      $  23,973     $  25,350     $  26,397      $  19,630
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE:
Basic                                                                           $    0.55     $    0.57     $    0.58      $    0.44
------------------------------------------------------------------------------------------------------------------------------------
Diluted                                                                              0.54          0.56          0.57           0.43
------------------------------------------------------------------------------------------------------------------------------------

The   quarter   ended   December   31,   1999,    includes   $9.5   million   of
acquisition-related charges related to the acquisition of NECB.

All periods presented have been retroactively restated to reflect the inclusion of the results of NECB, which was acquired on December 1, 1999 and accounted for using the pooling of interests method.